                                                                    EXHIBIT 10.1

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                                CREDIT AGREEMENT

                         dated as of September 30, 2003

                                  by and among

                           ENERGY WEST, INCORPORATED,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                    as Agent

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SECTION 2.  COMMITMENTS OF THE BANKS; BORROWING, CONVERSION AND

SECTION 6.  REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT

                                      -ii-

                                     -iii-

                                      -iv-

                                    SCHEDULES

        SCHEDULE 2.1             Banks and Pro Rata Shares
        SCHEDULE 9.6             Litigation and Contingent Liabilities
        SCHEDULE 9.8             Subsidiaries
        SCHEDULE 9.15            Environmental Matters
        SCHEDULE 9.17            Insurance
        SCHEDULE 9.18            Real Property
        SCHEDULE 9.22            Labor Matters
        SCHEDULE 9.25            Capitalization
        SCHEDULE 10.7            Permitted Existing Debt
        SCHEDULE 10.8            Permitted Existing Liens
        SCHEDULE 10.21           Investments
        SCHEDULE 11.1            Debt to be Repaid
        SCHEDULE 14.3            Addresses for Notices

                                    EXHIBITS

        EXHIBIT A                Form of Note
        EXHIBIT B                Form of Compliance Certificate
        EXHIBIT C                Form of Guaranty
        EXHIBIT D                Form of Security Agreement
        EXHIBIT E                Form of Pledge Agreement
        EXHIBIT F                Form of Borrowing Base Certificate
        EXHIBIT G                Form of Assignment Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of September 30, 2003 (this  "Agreement") is entered into by and among ENERGY WEST, INCORPORATED,  a Montana corporation (the
"Company"),  the financial institutions that are or may from time to time become parties hereto  (together  with their  respective  successors  and assigns,  the
"Banks") and LASALLE BANK NATIONAL  ASSOCIATION,  a national banking association
(in its individual capacity, "LaSalle"), as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit  facility  (which  includes a subfacility for letters of credit) upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

     1.1  Definitions.  When used  herein  the  following  terms  shall have the following meanings:

     "Account  Debtor"  means any Person who is  obligated to the Company or any
Subsidiary under an Account Receivable.

     "Account  Receivable"  means, with respect to any Person, any right of such
Person to payment for goods sold or leased or for services rendered,  whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance or invoiced.

     "Acquisition"  means any transaction or series of related  transactions for the purpose of or resulting,  directly or indirectly, in: (i) the acquisition of all or substantially  all of the assets of a Person,  or of all or substantially all of any business or division of a Person,  (ii) the  acquisition of in excess of fifty percent (50%) of the capital stock,  partnership interests,  membership interests or equity of any Person,  or otherwise  causing any Person to become a
Subsidiary,  or (iii) a merger or  consolidation  or any other  combination with another Person (other than a Person that is a Subsidiary to the extent otherwise permitted hereunder).

     "Affected Loan" has the meaning ascribed thereto in Section 8.3.

     "Affiliate"  of any Person means:  (i) any other Person which,  directly or indirectly,  controls or is controlled  by or is under common  control with such
Person and (ii) any officer or director of such Person. A Person shall be deemed to be  "controlled  by" any other Person if such Person  possesses,  directly or indirectly,  power to vote five  percent  (5%) or more of the  securities  (on a fully-diluted, as-exercised basis) having ordinary voting power for the election of  directors  or  managers  or power to direct or cause  the  direction  of the management and policies of such Person whether by contract or otherwise.

     "Agent" means LaSalle in its capacity as agent for the Banks  hereunder and under the other Loan Documents and any successor thereto in such capacity.

     "Agreement" has the meaning ascribed thereto in the Preamble.

     "Appraisal"  means  that  certain  Appraisal  dated as of August  22,  2003 prepared  and  delivered  by Hilco  with  respect  to the  property,  plant  and equipment of the Company and its Subsidiaries,  a certified,  true,  correct and complete copy of which has been delivered by the Company to Agent.

     "Approved  Fund"  means any Fund that is  administered  or  managed  by (a)
LaSalle,  (b) any  Affiliate  of LaSalle or (c) an entity or an  Affiliate of an entity that administers or manages LaSalle.

     "Asset Sale" means the sale, lease,  assignment or other transfer for value
(each a  "Disposition")  by the Company or any  Subsidiary  to any Person (other than the  Company or any  Subsidiary)  of any  Collateral  other  than:  (i) the
Disposition  of any  asset  which is to be  replaced,  and is in fact  replaced, within  thirty (30) days with  another  asset  performing  the same or a similar function  and (ii) the sale or lease of  inventory  in the  ordinary  course  of business.

     "Assignment Agreement" has the meaning ascribed thereto in Section 14.9.1.

     "Attorney Costs" means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal  services of such Person,  all reasonable  disbursements  of such internal counsel and all court costs and similar legal expenses.

     "Bank" has the meaning ascribed thereto in the Preamble.  References to the
"Banks" shall include the Issuing Bank; for purposes of  clarification  only, to the extent that LaSalle (or any  successor  Issuing Bank) may have any rights or obligations in addition to those of the other Banks due to its status as Issuing
Bank, its status as such will be specifically referenced.

     "Banking Costs" means the actual amount of fees, costs and expenses paid by the Company and its  Subsidiaries  in the Fiscal Quarter ending on June 30, 2003 with respect to the preparation,  negotiation and delivery of loan documentation with Wells Fargo Bank Montana,  National  Association;  provided,  however, such amount shall not exceed $260,852 and, for each Fiscal Quarter ending thereafter, an amount approved by Agent and their Lenders in their sole discretion.

     "Bankruptcy  Code"  means the  Federal  Bankruptcy  Reform  Act of 1978 (11
U.S.C.  §101,  et  seq.),  as  amended  and in effect  from time to time,  any successor thereto and the regulations issued from time to time thereunder.

     "Base Rate"  means at any time the  greater of: (i) the Federal  Funds Rate plus one half of one percent (0.50%) and (ii) the Prime Rate.

     "Base Rate Loan" means any Loan which bears  interest at or by reference to the Base Rate.

     "Borrowing  Base" means an amount equal to the total of: (i) eighty percent
(80%) of the unpaid  amount (net of such  reserves and  allowances  as the Agent
deems  necessary  in  its  reasonable   discretion)  of  all  Eligible  Accounts
Receivable  plus  (ii)  seventy  percent  (70%)  of the  value  of all  Eligible
Inventory  valued  at the  lower of cost or  market  (net of such  reserves  and allowances as the Agent deems necessary in its reasonable discretion) plus (iii)
prior  to  the  Refinancing  Trigger  Date  and  in no  event  on or  after  the
Refinancing  Trigger Date (and,  in the sole  discretion of Agent and the Banks, only to the extent:  (y) it is subject to a perfected Lien in favor of the Agent and (z) it is not  subject to any other  assignment,  claim or Lien,  other than
Liens securing only the Pari Passu Debt),  eighty percent (80%) of the value of:
(A) the property,  plant and equipment of the Company and its  Subsidiaries,  as set forth in the Appraisal less (B) all such property, plant and equipment which has  been  sold,  leased,  assigned,  otherwise  transferred,  lost,  materially damaged, destroyed or with respect to which an event has occurred which may give rise to the issuance of Property Loss Proceeds less (C) all  depreciation  which has been attributed to such property,  plant and equipment after the date of the
Appraisal by the Company, its Subsidiaries, any of their respective accountants, agents or  representatives  or any  governmental  authority  (or  which,  in the reasonable discretion of Agent, should have been so depreciated).

     "Borrowing Base Certificate" means a certificate  substantially in the form of Exhibit F.

     "Business  Day"  means  any day on which  LaSalle  is open  for  commercial banking  business in Chicago,  Illinois and, in the case of a Business Day which relates  to a LIBOR  Loan,  on  which  dealings  are  carried  on in the  London interbank eurodollar market.

     "Capital  Expenditures"  means all  expenditures  which, in accordance with
GAAP, would be required to be capitalized and shown on the consolidated  balance sheet of the Company,  but excluding  expenditures  made in connection  with the replacement,  substitution or restoration of assets to the extent financed:  (i)
from  insurance  proceeds (or other similar  recoveries)  paid on account of the loss of or damage to the assets  being  replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     "Capital Lease" means,  with respect to any Person,  any lease of (or other agreement  conveying  the right to use) any real or  personal  property  by such
Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     "Capital"  means,  as  of  any  date  of  determination  thereof,   without
duplication, the sum of: (i) Consolidated Net Worth plus (ii) all Debt.

     "Cash  Collateralize"  means to deliver cash collateral to the Agent, to be held  as  cash  collateral  for  outstanding  Letters  of  Credit,  pursuant  to documentation  reasonably  satisfactory  to the Agent.  Derivatives of such term have corresponding meanings.

     "Cash Equivalent  Investment" means, at any time: (i) any evidence of Debt, maturing  not more than one year after such time,  issued or  guaranteed  by the
United States Government or any agency thereof,  (ii) commercial paper, maturing not more than one (1) year from the date of issue,

or corporate  demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's
Investors  Service,  Inc.,  (iii) any  certificate  of deposit (or time deposits represented by such  certificates of deposit) or banker's  acceptance,  maturing not more than one year after such time, or overnight Federal Funds  transactions that are issued or sold by any Bank or its  holding  company or by a  commercial banking  institution  that is a member of the Federal  Reserve  System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and  (iv) any  repurchase  agreement  entered  into  with  any  Bank  (or  other commercial  banking  institution  of the stature  referred  to in clause  (iii))
which: (y) is secured by a fully perfected  security  interest in any obligation of the type  described in any of clauses (i) through  (iii) and (z) has a market value at the time such repurchase agreement is entered into of not less than one hundred  percent  (100%)  of the  repurchase  obligation  of such Bank (or other commercial banking institution) thereunder.

     "CERCLA" has the meaning ascribed thereto in Section 9.15.

     "Closing Date" has the meaning ascribed thereto in Section 11.1.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral"  means all  property  and  interests  in property and proceeds thereof  now owned or  hereafter  acquired  by the  Company or any other  Person
(including,  without  limitation,  any other  Loan  Party)  as debtor  and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Agent,  for the  benefit of the Banks,  or any Bank,  whether  under this
Agreement,  or other Loan  Documents  or under any other  agreement  or document executed by any such Persons and delivered to the Agent.

     "Collateral  Access  Agreement"  means an agreement  in form and  substance reasonably  satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which personal property and/or fixtures are stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Agent and waives or subordinates  any Liens held by such Person on such  property,  and, in the case of any such  agreement  with a mortgagee or lessor,  permits  the  Agent  access  to and use of  such  real  property  for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble,  complete and sell any personal property and/or fixtures stored or otherwise located thereon.

     "Collateral  Documents" means the Security Agreement,  each Mortgage,  each
Pledge  Agreement and any other  agreement  document or  instrument,  including, without limitation,  all other security agreements,  pledge agreements,  patent, copyright and trademark security agreements,  lease assignments,  guarantees and
similar  agreements,  and  all  amendments,   restatements,   modifications  and
supplements thereof or thereto, pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Agent for the benefit of the Banks.

     "Commitment"  means, as to any Bank, such Bank's  commitment to make Loans, and to issue or  participate  in Letters of Credit,  under this  Agreement.  The initial  amount of each  Bank's Pro Rata Share of the  Commitment  Amount is set
forth on Schedule 2.1.

     "Commitment  Amount" means: (i) from the Closing Date until the Refinancing
Trigger Date, $23,000,000.00, and (ii) thereafter, $15,000,000.00, in both cases as reduced from time to time pursuant to Section 6.1.

     "Commitment Fee Rate" means a rate of interest equal to 7/20 of one percent
(0.35%) per annum.

     "Company" has the meaning ascribed thereto in the Preamble.

     "Computation  Period"  means  each  period of four (4)  consecutive  Fiscal
Quarters ending on the last day of a Fiscal Quarter.

     "Consolidated  Net  Income"  means,  with  respect to the  Company  and its
Subsidiaries  for any  period,  the net income (or loss) of the  Company and its
Subsidiaries  for such  period,  excluding  any  gains  from  Asset  Sales,  any extraordinary gains and any gains from discontinued operations.

     "Consolidated  Net  Worth"  means,  as  of  any  time  the  same  is  to be determined,  the total shareholders' equity (including capital stock, additional paid-in-capital  and retained  earnings  after  deducting  treasury  stock,  but excluding  (to  the  extent  otherwise  included  in  calculating  shareholders'
equity),   minority  interests  in  Subsidiaries)  which  would  appear  on  the consolidated  balance sheet of the Company determined on a consolidated basis in accordance with GAAP.

     "Controlled  Group" means all members of a controlled group of corporations and all members of a controlled  group of trades or  businesses  (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "Debt" of any Person means,  without  duplication:  (i) all indebtedness of such Person for borrowed money,  whether or not evidenced by bonds,  debentures, notes or similar  instruments,  (ii) all  obligations  of such  Person as lessee under Capital  Leases which have been or should be recorded as  liabilities on a balance sheet of such Person in accordance  with GAAP,  (iii) all obligations of such  Person  to pay  the  deferred  purchase  price  of  property  or  services
(excluding trade accounts payable in the ordinary course of business),  (iv) all indebtedness  secured by a Lien on the property of such  Person,  whether or not such indebtedness  shall have been assumed by such Person,  (v) all obligations, contingent  or  otherwise,  with  respect to the face  amount of all  letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit),  (vi) all Hedging  Obligations of
such Person, (vii) all Suretyship Liabilities of such Person and (viii) all Debt of any partnership of which such Person is a general partner.

     "Debt to be Repaid" means Debt described on Schedule 11.1.

     "Disposal" has the meaning ascribed thereto in the definition of "Release."

     "Dollar"  and the sign "$"  mean  lawful  money  of the  United  States  of
America.

     "EBITDA"  means,  for any period,  Consolidated  Net Income for such period plus, to the extent deducted in determining such  Consolidated  Net Income:  (i)
Interest  Expense,  (ii) income tax expense,  depreciation  and amortization for such period,  (iii) the PPLM Legal Fees for such period,  (iv) Banking Costs for such period and (v) Work Force Reduction Costs for such period.

     "Eligible  Account  Receivable"  means an Account  Receivable  owing to the
Company or any Subsidiary which meets each of the following requirements:

          (1) it arises from the sale of goods or the  rendering  of services by the Company or the applicable Subsidiary; and if it arises from the sale of goods: (i) such goods comply with such Account Debtor's  specifications (if any) and have been delivered to such Account Debtor and (ii) the Company or the  applicable  Subsidiary has possession of, or if requested by the Agent has delivered to the Agent,  written  evidence of such delivery  (which may
     include  a  "master   meter   reading"  and  does  not  need  to  be  on  a
     consumer-by-consumer basis);

          (2) it: (i) is subject to a  perfected  Lien in favor of the Agent and
     (ii) is not  subject to any other  assignment,  claim or Lien,  other than, prior to the  Refinancing  Trigger Date and in no event  thereafter,  Liens securing only the Pari Passu Debt;

          (3) it is a valid, legally enforceable and unconditional obligation of the  Account  Debtor  with  respect  thereto,  and  is not  subject  to any counterclaim,  credit,  allowance,  discount,  rebate or  adjustment by the
     Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

          (4) there is no bankruptcy, insolvency or liquidation proceeding by or against the Account Debtor with respect thereto;

          (5) the Account  Debtor with respect  thereto is a resident or citizen of, and is located within,  the United States,  unless the sale of goods or services  giving rise to such  Account  Receivable  is on letter of credit, banker's  acceptance or other credit support terms reasonably  satisfactory to the Agent;

          (6) it is not an Account Receivable arising from a "sale on approval,"
     "sale or return,"  "consignment" or "bill and hold" or subject to any other repurchase or similar agreement;

          (7) it is not an Account  Receivable with respect to which  possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company or any  Subsidiary (or by any agent or custodian of the  Company or any  Subsidiary)  for the  account of or subject to further and/or future direction from the Account Debtor with respect thereto;

          (8) it arises in the ordinary course of business of the Company or the applicable Subsidiary;

          (9) if the  Account  Debtor is the  United  States or any  department, agency or instrumentality thereof, the Company or the applicable Subsidiary has assigned its right to payment of such Account  Receivable  to the Agent pursuant to the Assignment of Claims Act of 1940;

          (10) if the Company  maintains a credit  limit for an Account  Debtor, the aggregate  dollar amount of Accounts  Receivable  due from such Account
     Debtor,  including  such  Account  Receivable,  does not exceed such credit limit;

          (11) if the Account  Receivable  is evidenced  by chattel  paper or an instrument,  the originals of such chattel  paper or instrument  shall have been  endorsed  and/or  assigned  and  delivered  to the  Agent in a manner satisfactory to the Agent;

          (12) such  Account  Receivable  is not more than:  (i) sixty (60) days past the due date  thereof  or (ii)  ninety  (90)  days  past the  original invoice date thereof, in each case according to the original terms of sale;

          (13) it is not an Account Receivable with respect to an Account Debtor that is located in any  jurisdiction  which has  adopted a statute or other requirement  with  respect to which any Person that obtains  business  from within such jurisdiction  must file a notice of business  activities report or make any other  required  filings in a timely manner in order to enforce its claims in such  jurisdiction's  courts  unless  such notice of business activities  report  has been duly and  timely  filed or the  Company or the applicable  Subsidiary  is exempt from filing such report and has  provided the Agent with satisfactory evidence of such exemption;

          (14) the Account Debtor with respect  thereto is not the Company or an
     Affiliate of the Company or any Subsidiary;

          (15) it is not owed by an Account  Debtor with respect to which twenty five percent (25%) or more of the aggregate amount of outstanding  Accounts
     Receivable  owed at such  time by such  Account  Debtor  is  classified  as ineligible under clause (12) of this definition; and

          (16) if the aggregate  amount of all Accounts  Receivable  owed by the
     Account Debtor  thereon  exceeds twenty five percent (25%) of the aggregate amount  of  all  Accounts  Receivable  at  such  time,  then  all  Accounts
     Receivable  owed by such  Account  Debtor in excess of such amount shall be deemed ineligible.

An Account Receivable which is at any time an Eligible Account  Receivable,  but which  subsequently  fails  to meet  any of the  foregoing  requirements,  shall forthwith cease to be an Eligible Account Receivable.  Further,  with respect to any Account Receivable, if the Agent or the Required Banks at any time hereafter determine in their discretion that the prospect of payment or performance by the
Account  Debtor  with  respect  thereto is  materially  impaired  for any reason whatsoever,  such

Account Receivable shall cease to be an Eligible Account Receivable after notice of such determination is given to the Company.

     "Eligible Inventory" means Inventory of the Company or any Subsidiary which meets each of the following requirements:

          (1) it: (i) is subject to a  perfected  Lien in favor of the Agent and
     (ii) is not  subject to any other  assignment,  claim or Lien,  other than, prior to the  Refinancing  Trigger Date and in no event  thereafter,  Liens securing only the Pari Passu Debt;

          (2) it is salable;

          (3)  it is in  the  possession  and  control  of  the  Company  or any
     Subsidiary and it is stored and held in facilities  owned by the Company or any  Subsidiary or, if such  facilities  are not so owned,  the Agent is in possession of a Collateral Access Agreement with respect thereto;

          (4) it is not  Inventory  produced  in  violation  of the  Fair  Labor
     Standards Act and subject to the "hot goods" provisions  contained in Title
     29 U.S.C. §215;

          (5) it is not  subject  to any  agreement  which  would  restrict  the
     Agent's ability to sell or otherwise dispose of such Inventory;

          (6) it is  located  in  the  United  States  or in  any  territory  or possession of the United States that has adopted Article 9 of the UCC;

          (7) it is not "in transit" to the Company or any Subsidiary or held by the Company or any Subsidiary on consignment; and

          (8) the Agent shall not have  determined in its discretion  that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible  Inventory but which  subsequently fails to meet any of the foregoing  requirements  shall forthwith cease to be Eligible
Inventory.

     "Environmental   Claims"  means  all  claims,   however  asserted,  by  any
governmental,   regulatory  or  judicial  authority  or  other  Person  alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental  Laws" means all present or future  federal,  state or local laws, statutes,  common law duties,  rules,  regulations,  ordinances and codes, together with all administrative orders,  directed duties,  requests,  licenses, authorizations and permits of, and agreements with, any governmental  authority, in each case relating to Environmental Matters.

     "Environmental  Matters"  means any matter  arising  out of or  relating to pollution or  protection  of the  environment,  including  any of the  foregoing relating to the presence,  use,  production,  generation,  handling,  transport, treatment,  storage,  disposal,  distribution,  discharge,  release,  control or cleanup of any Hazardous Substance.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended from time to time, and the regulations promulgated thereunder.

     "Event of Default" means any of the events described in Section 12.1.

     "Event of Loss" means, with respect to any Property,  any of the following;
(a) any loss,  destruction  or  damage  of such  Property;  (b) any  pending  or threatened  institution of any proceedings  for the  condemnation or seizures of such  Property or for the  exercise of any right of eminent  domain;  or (c) any actual  condemnation,  seizure or taking,  by  exercise  of the power of eminent domain or  otherwise,  of such  Property,  or  confiscation  of such Property or requisition of the use of such Property.

     "Existing  Claims"  means the claims,  causes of action and other  judicial proceedings made, brought,  filed or levied by or on behalf of the Company,  any of its  Subsidiaries or any Joint Venture on or before the Closing Date, each of which is described in reasonable detail on Schedule 1.1(a) hereto.

     "Federal  Funds Rate" means,  for any day, the rate set forth in the weekly statistical  release  designated  as H.15(519),  or any  successor  publication, published by the Federal  Reserve Bank of New York (including any such successor publication,  "H.15(519)")  on the  preceding  Business Day opposite the caption
"Federal  Funds  (Effective)";  or, if for any  relevant day such rate is not so published on any such preceding  Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight  Federal funds  arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading  brokers of Federal funds  transactions in New
York City selected by the Agent.

     "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

     "Fiscal  Year" means the fiscal  year of the Company and its  Subsidiaries, which  period  shall be the twelve (12) month  period  ending on June 30 of each year.  References to a Fiscal Year with a number  corresponding  to any calendar year (e.g.,  "Fiscal  Year 1998")  refer to the Fiscal Year ending on June 30 of such calendar year.

     "FRB" means the Board of  Governors  of the Federal  Reserve  System or any
successor thereto.

     "Fund" means any Person (other than a natural  Person) that is (or will be)
engaged in the making, purchasing,  holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted  accounting  principles set forth from time to time in the opinions and  pronouncements  of the Accounting  Principles Board and the American  Institute of Certified  Public  Accountants and statements and pronouncements  of the Financial  Accounting  Standards  Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession),  which  are  applicable  to the  circumstances  as of the  date  of determination.

     "Group" has the meaning ascribed thereto in Section 2.2.1.

     "Guaranty" means a guaranty substantially in the form of Exhibit C.

     "Hazardous Substances" has the meaning ascribed thereto in Section 9.15.

     "Hedging  Agreement"  means any interest  rate,  currency or commodity swap agreement,  cap  agreement  or  collar  agreement,  and any other  agreement  or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "Hedging  Obligation"  means, with respect to any Person,  any liability of such Person under any Hedging Agreement.

     "Interest Coverage Ratio" means, for any Computation  Period, the ratio of:
(i)  EBITDA  for such  Computation  Period  to (ii)  Interest  Expense  for such
Computation Period.

     "Interest  Expense" means for any period the consolidated  interest expense of the  Company and its  Subsidiaries  for such  period  (including  all imputed interest on Capital Leases).

     "Interest Period" means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted  into, a LIBOR Loan and ending on the date one (1), two (2) or three (3) months  thereafter  as selected by the Company  pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

               (i) if any Interest  Period would  otherwise end on a day that is not a Business  Day,  such  Interest  Period  shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest  Period that begins on a day for which there is no numerically  corresponding  day in the calendar month at the end of such  Interest  Period  shall  end on  the  last  Business  Day of the calendar month at the end of such Interest Period; and

               (iii) the Company may not select any  Interest  Period for a Loan which would extend beyond the scheduled Termination Date.

                                       10

     "Inventory"  has the meaning  assigned to such term in the UCC as in effect in the State of Illinois from time to time.

     "Investment"  means,  relative to any  Person,  any  investment  in another
Person,  whether by  acquisition of any debt or equity  security,  by making any loan or advance or by becoming obligated with respect to a Suretyship  Liability in respect of obligations of such other Person.

     "Issuing  Bank" means  LaSalle in its  capacity as the issuer of Letters of
Credit hereunder and its successors and assigns in such capacity.

     "Joint Venture" means any partnership,  association,  company, community of interest,  business  arrangement or joint venture entered into by the Company or any of its Subsidiaries,  in the ordinary course of the their business,  with an unrelated,  non-Affiliate  third party on an arm's  length  basis to engage in a joint undertaking.

     "LaSalle" has the meaning ascribed thereto in the Preamble.

     "L/C Application"  means, with respect to any request for the issuance of a
Letter of Credit,  a letter of credit  application in the form being used by the
Issuing  Bank at the time of such  request  for the  type of  letter  of  credit requested.

     "L/C LaSalle  Master Letter of Credit  Agreement"  means a master letter of credit agreement in the form approved by Agent.

     "L/C Fee Rate" means a rate of interest  equal to two and one half  percent
(2.50%) per annum.

     "Letter of Credit" has the meaning ascribed thereto in Section 2.1.3.

     "LIBOR" means a rate of interest equal to the per annum rate of interest at which United  States  Dollar  deposits in an amount  comparable to the principal balance of the applicable  Loan and for a period equal to the relevant  Interest
Period  are  offered  in the London  Interbank  Eurodollar  market at 11:00 a.m.
(London time) two (2) Business Days prior to the  commencement  of each Interest
Period,  as  displayed  in the  Bloomberg  Financial  Markets  system,  or other authoritative  source  selected  by Agent in its sole  discretion,  divided by a number determined by subtracting from one (1.00) the maximum reserve  percentage for determining reserves to be maintained by member banks of the Federal Reserve
System for Eurocurrency liabilities, such rate to remain fixed for such Interest
Period.  Agent's  determination  of LIBOR shall be conclusive,  absent  manifest error.

     "LIBOR Loan" means any Loan which bears  interest at a rate  determined  by reference to LIBOR (Reserve Adjusted).

     "LIBOR Margin" means two and one half percent (2.50%) per annum.

                                       11

     "LIBOR Office" means with respect to any Bank the office or offices of such
Bank  which  shall be  making  or  maintaining  the  LIBOR  Loans  of such  Bank hereunder. A LIBOR Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

     "Lien"  means,  with respect to any Person,  any  interest  granted by such
Person in any real or  personal  property,  asset or other  right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage,  lien,  encumbrance,  charge or other security interest of any kind, whether arising by contract,  as a matter of law, by judicial  process or  otherwise,  and any  contingent  or other  agreement to provide any of the foregoing.

     "Loan  Documents" means this Agreement,  the Notes,  the Guaranty,  the L/C
Applications,  the  L/C  LaSalle  Master  Letter  of  Credit  Agreement  and the
Collateral Documents.

     "Loan Party" means any of the Company and its Subsidiaries.

     "Loans" has the meaning ascribed thereto in Section 2.1.1.

     "Mandatory Prepayment Event" has the meaning ascribed thereto in subsection
6.2.2(a).

     "Margin Stock" means any "margin stock" as defined in Regulation U.

     "Material  Adverse  Effect" means:  (i) a material  adverse change in, or a material  adverse  effect upon,  the financial  condition,  operations,  assets, business,  properties or prospects of any Joint  Venture,  the Company or any of the  Company's  Subsidiaries,  (ii) a material  impairment of the ability of the
Company or any  Subsidiary  to  perform  any of its  obligations  under any Loan
Document  to which it is a party or (iii) a  material  adverse  effect  upon any substantial  portion of the collateral then subject to the Collateral  Documents or upon the legality,  validity,  binding effect or  enforceability  against the
Company or any Subsidiary of any Loan Document to which it is a party.

     "Mortgage" means a mortgage,  deed of trust,  leasehold mortgage or similar instrument  granting  the Agent a Lien on real  property  of the  Company or any
Subsidiary.

     "Multiemployer  Pension  Plan" means a  multiemployer  plan,  as defined in
Section  4001(a)(3)  of  ERISA,  to  which  the  Company  or any  member  of the
Controlled Group may have any liability.

     "Net Cash Proceeds" means:

          (i) with  respect  to any  Asset  Sale  the  aggregate  cash  proceeds
     (including cash proceeds  received by way of deferred  payment of principal pursuant to a note,  installment  receivable or otherwise,  but only as and when received)  received by the Company or any Subsidiary  pursuant to such
     Asset Sale net of: (x) the direct costs relating to such sale,  transfer or other disposition  (including sales  commissions and legal,  accounting and investment  banking  fees),  (y) taxes paid or reasonably  estimated by the
     Company to be

                                       12

     payable as a result  thereof  (after  taking into account any available tax credits or  deductions  and any tax sharing  arrangements)  and (z) amounts required to be applied to the  repayment  of any Debt  secured by a Lien on the asset subject to such Asset Sale (other than the Loans);

          (ii) with  respect to any  payment  which  constitutes  Property  Loss
     Proceeds, an amount equal to the amount of such payment;

          (iii) with respect to any issuance of equity securities, the aggregate cash proceeds  received by the Company or any  Subsidiary  pursuant to such issuance,  net of the direct  costs  relating to such  issuance  (including sales and underwriter's commission; and

          (iv) with respect to any issuance of Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs of such  issuance  (including  up-front fees and placement fees); and

          (v) with respect to any Event of Loss,  the proceeds  paid to any Loan
     Party on  account  of such  Event of Loss,  net of (i) all of the costs and expenses  reasonably  incurred in  connection  with the  collection of such proceeds,  award or other payments, (ii) any amounts retained by or paid to the  parties  having  superior  rights  to such  proceeds,  awards or other payments and (iii) any amounts  which,  under the Security  Agreement,  are permitted to be used, and are in fact so used, to replace the property that was the subject of such Event of Loss in  accordance  with the terms of and subject to the limitations contained in the Security Agreement.

     "Note" has the meaning ascribed thereto in Section 3.1.

     "Obligations" means all Loans and other Debt, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank or the Agent, any  Affiliate  thereof or any other  Person  required to be  indemnified,  that arises under any Loan Document and any Hedging Obligation of the Company owed to
LaSalle,  in each case whether or not for the payment of money,  whether arising by reason of an extension of credit, loan,  guaranty,  indemnification or in any
other  manner,   whether  direct  or  indirect   (including  those  acquired  by
assignment),  absolute  or  contingent,  due or to become due,  now  existing or hereafter arising and however acquired.

     "OFAC" means the Office of Foreign Assets Control of the U.S. Department of
the Treasury

     "Open  Positions"  means, at any time, the amount equal to the Inventory of the Company on hand and firm commitments to purchase Inventory in certain energy commodities  which  are not  offset  by  either a sale  contract  or  derivative arrangement  of the  Company,  as  such  amount  is  more  fully  determined  in
accordance  with  the  Company's   internal  policies  (which  are  commercially
reasonable,  consistent  with the Company's  past  practices and included in the
Company's "Risk Management  Policy," a true,  correct and complete copy of which has been delivered to Agent..

                                       13

     "Operating  Lease"  means any lease of (or other  agreement  conveying  the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

     "Outstandings"  means, at any time, the sum of: (i) the aggregate principal amount of all outstanding  Loans,  plus (ii) the Stated Amount of all Letters of
Credit.

     "PBGC"  means the  Pension  Benefit  Guaranty  Corporation  and any  entity succeeding to any or all of its functions under ERISA.

     "Pari  Passu  Debt"  means  all Debt of the  Company  and its  Subsidiaries incurred or arising under or pursuant to the Pari Passu Loan Documents.

     "Pari Passu Loan Documents" means, collectively,  the Series 1992B Variable
Rate  Industrial  Revenue Bond  Documents,  the Series 1993  Variable  Rate Note
Documents and the Series 1997 7.5% Note Documents.

     "Pari Passu  Release" means the  unconditional  release in full of the Pari
Passu Debt through a refinancing or restructuring thereof.

     "Patriot  Act" means the Uniting  and  Strengthening  America by  Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L.
107-56, as amended.

     "Pension  Plan" means a "pension  plan," as such term is defined in Section
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
Pension Plan),  and to which the Company or any member of the  Controlled  Group may have any  liability,  including  any  liability  by reason of having  been a substantial  employer  within the  meaning of Section  4063 of ERISA at any time during  the  preceding  five  years,  or  by  reason  of  being  deemed  to be a contributing sponsor under Section 4069 of ERISA.

     "Person" means any natural person, corporation, partnership, trust, limited liability  company,  association,  governmental  authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Pledge  Agreement" means a pledge  agreement in substantially  the form of
Exhibit E.

     "PPLM Legal Fees" means,  with respect to any period,  the actual amount of legal fees and expenses paid by the Company and its Subsidiaries with respect to the case of Energy West Resources,  Inc. v PPL Montana,  LLC, CV 01-090-GF-SHE &
CV 01-124-GF-SHE;  provided,  however, such amount shall not exceed: (i) for the
Fiscal Quarter ending September 30, 2002, $240,268,  (ii) for the Fiscal Quarter
ending  December 31, 2002,  $718,264,  (iii) for the Fiscal Quarter ending March
31, 2003, $338,064,  (iv) for the Fiscal Quarter ending June 30, 2003, $256,056, and (iv) for each Fiscal Quarter ending thereafter,  an amount approved by Agent and their Lenders in their sole discretion.

                                       14

     "Pro Rata Share" means, with respect to any Bank, the percentage  specified opposite such Bank's name on Schedule 2.1 hereto,  as adjusted from time to time in accordance with the terms hereof.

     "Property"  means any  interest in any kind of  property or asset,  whether real, personal or mixed, and whether tangible or intangible.

     "Property  Loss  Proceeds"  means:  (i) the  aggregate  insurance  proceeds received in connection with one (1) or more related events under any property or other,  similar  insurance policy and (ii) any award or other  compensation with respect to any  condemnation  of Property  (or any  transfer or  disposition  of
Property in lieu of condemnation).

     "Prime  Rate"  means,  for any day, the rate of interest in effect for such day as  publicly  announced  from  time to time by  LaSalle  as its  prime  rate
(whether or not such rate is  actually  charged by  LaSalle).  Any change in the
Prime Rate  announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

     "RCRA" has the meaning ascribed thereto in Section 9.15.

     "Refinancing  Trigger  Date" means that date upon which both:  (i) the Pari
Passu Release occurs in a manner that: (A) causes the  unconditional  release in full of all Liens on Accounts  Receivable and Inventory  securing the Pari Passu
Debt and (B) does not otherwise result in an Event of Default or Unmatured Event of Default and (ii) the Replacement  Long-Term Debt Documents  become  effective and the  Company  has the  ability  to  borrow  all  funds to be made  available thereunder.

     "Regulation D" means Regulation D of the FRB.

     "Regulation U" means Regulation U of the FRB.

     "Release" has the meaning  specified in CERCLA and the term  "Disposal" (or
"Disposed")  has the meaning  specified in RCRA;  provided,  in the event either
CERCLA or RCRA is  amended  so as to broaden  the  meaning  of any term  defined thereby,  such  broader  meaning  shall apply as of the  effective  date of such amendment;  and provided,  further,  that to the extent that the laws of a state wherein  any  affected  property  lies  establish  a meaning  for  "Release"  or
"Disposal"  which is broader than is specified  in either  CERCLA or RCRA,  such broader meaning shall apply.

     "Replacement  Long-Term  Debt" means Debt which is on terms and pursuant to conditions and representations,  warranties and covenants which are satisfactory to Agent and the  Lenders  and is used by the  Company  to effect the Pari Passu
Release  and,  in  addition,  incur an  additional  amount of Debt not to exceed
$8,000,000.

     "Replacement Long-Term Debt Documents" means each agreement and instrument, each of which are in form and substance reasonably satisfactory to Agent and the
Lenders,  pursuant  to which the  Company  incurs  or  effects  the  Replacement
Long-Term Debt.

                                       15

     "Required Banks" means Banks having Pro Rata Shares  aggregating  sixty six and two thirds percent (66 2/3%) or more.

     "Responsible  Officer" means the chief executive  officer,  chief financial officer,  treasurer or president  of the  Company,  or any other  officer of the
Company having substantially the same authority and responsibility.

     "SEC"  means  the   Securities   and  Exchange   Commission  or  any  other
governmental authority succeeding to any of the principal functions thereof.

     "Security  Agreement" means a security agreement  substantially in the form of Exhibit D.

     "Series 1992B Variable Rate Industrial  Revenue Bond Documents"  means that certain Loan  Agreement  dated as of  September  1, 1992 by and between  Cascade
County,  Montana  and  Great  Falls  Gas  Company  (now  known as  Energy  West,
Incorporated)  relating to that certain Indenture of Trust dated as of September
1, 1992 by and  between  Cascade  County,  Montana  and  Davidson  Trust Co., as
successor Trustee relating to Industrial  Development Revenue Bonds (Great Falls
Gas Company  Project),  together  with each  agreement and  instrument  executed and/or delivered in connection therewith.

     "Series 1993 Variable  Rate Note  Documents"  means that certain  Indenture dated as of June 1, 1993 by and between  Great  Falls Gas Company  (now known as
Energy West,  Incorporated) and U.S. Bank,  National  Association,  as successor
Trustee relating to $7,800,000  Series 1993 Notes,  together with each agreement and instrument executed and/or delivered in connection therewith.

     "Series 1997 7.5% Note Documents" means that certain  Indenture dated as of
August 1, 1997 by and  between  Energy West  Incorporated  and HSBC Bank USA, as successor Trustee relating to $8,000,000 7.50% Notes due June 1, 2012,  together with each  agreement  and  instrument  executed  and/or  delivered in connection therewith.

     "Solvent"  means,  as to any Person at any time, that (a) the fair value of the  Property  of such  Person  is  greater  than the  amount  of such  Person's liabilities  (including  disputed,  contingent and unliquidated  liabilities) as such value is  established  and  liabilities  evaluated  for purposes of Section
101(32)(A) of the Bankruptcy Code and, in the  alternative,  for purposes of the
Uniform  Fraudulent  Transfer  Act; (b) the present fair  saleable  value of the
Property of such Person is not less than the amount that will be required to pay the probable  liability of such person on its debts as they become  absolute and matured;  (c) such Person is able to realize upon its Property and pay its debts
and  other  liabilities   (including   disputed,   contingent  and  unliquidated
liabilities)  as they mature in the normal  course of business;  (d) such Person does  not  intend  to,  and  does  not  believe  that it  will,  incur  debts or liabilities  beyond such Person's  ability to pay as such debts and  liabilities mature; and (e) such Person is not engaged in business or a transaction,  and is not  about to engage in  business  or a  transaction,  for which  such  Person's property would constitute unreasonably small capital.

                                       16

     "Stated Amount" means,  with respect to any Letter of Credit at any date of determination: (i) the maximum aggregate amount available for drawing thereunder under  any  and  all  circumstances  plus  (ii)  the  aggregate  amount  of  all unreimbursed payments and disbursements under such Letter of Credit.

     "Subordinated  Debt"  means  any  unsecured  Debt of the  Company  that has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Banks.

     "Subsidiary" means, with respect to any Person, a corporation, partnership, limited  liability company or other entity of which such Person and/or its other
Subsidiaries own, directly or indirectly,  such number of outstanding  shares or other ownership  interests as have more than fifty percent (50%) of the ordinary
voting  power  for  the  election  of  directors  or  other   managers  of  such
corporation,  partnership, limited liability company or other entity. Unless the context  otherwise  requires,  each reference to Subsidiaries  herein shall be a
reference   to   Subsidiaries   of   the   Company.   Further,   the   foregoing
notwithstanding,  no Joint Venture shall be deemed a Subsidiary  for purposes of the Loan Documents unless expressly provided otherwise.

     "Suretyship  Liability" means any agreement,  undertaking or arrangement by which any Person  guarantees,  endorses or otherwise  becomes or is contingently liable  upon (by direct or  indirect  agreement,  contingent  or  otherwise,  to provide  funds for  payment,  to  supply  funds to or  otherwise  to invest in a debtor,  or  otherwise  to assure a  creditor  against  loss) any  indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other  distributions  upon the shares of any other Person.  The amount of any
Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal  amount of the debt, obligation or other liability supported thereby.

     "Termination Date" means the earlier to occur of: (i) September 30, 2004 or
(ii) such other date on which the Commitments terminate pursuant to Section 6 or
12.

     "Total Debt" means,  without  duplication,  all Debt of the Company and its
Subsidiaries,  determined on a  consolidated  basis,  excluding:  (i) contingent
obligations  in  respect  of  Suretyship   Liabilities  (except  to  the  extent
constituting  Suretyship  Liabilities  in respect of Debt of a Person other than the Company or any Subsidiary),  (ii) Hedging Obligations, and (iii) Debt of the
Company to  Subsidiaries  and Debt of  Subsidiaries  to the  Company or to other
Subsidiaries  and (iv)  contingent  obligations in respect of undrawn letters of credit.

     "Total  Debt to  Capital  Ratio"  means,  as of the last day of any  Fiscal
Quarter,  the ratio of: (i) Total Debt as of such day to (ii)  Capitalization as of such day.

     "Type of Loan" or "Type of Borrowing" has the meaning  ascribed  thereto in
Section  2.2.1.  The types of Loans or borrowings  under this Agreement are Base
Rate Loans or borrowings and LIBOR Loans or borrowings.

                                       17

     "UCC" means the Uniform  Commercial  Code as in effect from time to time in the State of Illinois;  provided, that to the extent that the Uniform Commercial
Code is used to define any term herein or in any Loan  Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial
Code,  the  definition  of such term  contained  in Article or  Division 9 shall govern.

     "Unmatured Event of Default" means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

     "VaR" means,  at any time, an amount equal to the  Company's  exposure to a loss (or gain,  as  applicable)  resulting  from a change  in prices of  certain energy commodities, as such loss is more fully determined in accordance with the
"Value at Risk Model" of the Company, a true, correct and complete copy of which has been delivered to the Agent.  For purposes of  clarification,  the "Value at
Risk Model" of the Company shall always  calculate loss (or gain, as applicable)
by taking into account a change of energy commodities prices as it effects:  (i)
the Company's Inventory of such energy commodities,  (ii) the Company's purchase commitments for such energy  commodities,  and (iii) the value (netting of gains and losses) of the portfolio of the Company's derivative arrangements.

     "Wholly-Owned  Subsidiary"  means, as to any Person,  another Person all of the  shares of  capital  stock or other  ownership  interests  of which  (except directors'  qualifying  shares) are at the time directly or indirectly  owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     "Work Force  Reduction  Costs" means the actual  amount of fees,  costs and expenses paid by the Company and its Subsidiaries  with respect to the reduction of their  collective  work force during the Fiscal Year ending on June 30, 2004;
provided,  however, such amount shall not exceed an amount approved by Agent and the Banks in their sole discretion.

     1.2  Other Interpretive Provisions.

                    (a) The meanings of defined terms are equally  applicable to the singular and plural forms of the defined terms.

                    (b)  Section,  Schedule and Exhibit  references  are to this
               Agreement unless otherwise specified.

                    (c)  The  term   "including"   is  not  limiting  and  means
               "including without limitation."

                    (d) In the  computation  of periods of time from a specified date to a later  specified  date, the word "from" means "from and including";  the  words  "to"  and  "until"  each  mean  "to  but excluding," and the word "through" means "to and including."

                    (e)  Unless  otherwise   expressly   provided  herein:   (i)
               references to agreements  (including  this  Agreement)  and other contractual instruments shall be

                                       18

               deemed  to   include   all   subsequent   amendments   and  other
               modifications thereto, but only to the extent such amendments and other  modifications  are not prohibited by the terms of any Loan
               Document,  and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending,  replacing,  supplementing or interpreting such statute or regulation.

                    (f) This  Agreement  and the other  Loan  Documents  may use several different limitations,  tests or measurements to regulate the same or  similar  matters.  All such  limitations,  tests and measurements  are  cumulative  and  each  shall be  performed  in accordance with its terms.

                    (g) This  Agreement  and the other  Loan  Documents  are the result of negotiations among and have been reviewed by counsel to the Agent,  the Company,  the Banks and the other parties thereto and are the products of all parties.  Accordingly, they shall not be construed against the Agent or the Banks merely because of the
               Agent's or Banks' involvement in their preparation.

                    (h)  Whenever  this  Agreement  or any other  Loan  Document permits  a Person to use its  "discretion,"  the  parties  hereto
               agree  such   discretion   shall  be  exercised  by  such  Person
               reasonably and in good faith.

SECTION 2. COMMITMENTS OF THE BANKS; BORROWING,  CONVERSION AND LETTER OF CREDIT
PROCEDURES.

     2.1  Commitments.  On and  subject  to the  terms  and  conditions  of this
Agreement,  each of the Banks,  severally and for itself  alone,  agrees to make loans to, and to issue or  participate  in letters of credit for the account of, the Company as follows:

          2.1.1 Loan Commitment.  Each Bank will make loans on a revolving basis
     ("Loans") from time to time until the  Termination  Date in such Bank's Pro
     Rata Share of such  aggregate  amounts as the Company may request  from all
     Banks;  provided,  the Outstandings  will not at any time exceed the lesser of: (x) the Commitment Amount and (y) the Borrowing Base.

          2.1.2 Reserved.

          2.1.3 L/C Commitment.

               (a) The Issuing  Bank will issue  standby  letters of credit,  in each case  containing  such terms and  conditions  as are permitted by this  Agreement and are  reasonably  satisfactory  to the Issuing Bank
          (each a "Letter of Credit"),  at the request of and for the account of the  Company  from time to time  before the date which is thirty  (30)
          days prior to the Termination  Date and (b) as more fully set forth in
          Section 2.3.2,  each Bank agrees to purchase a  participation  in each such Letter of Credit;  provided:  (i) the aggregate  Stated Amount of all Letters of Credit shall not at any time exceed  $6,000,000.00  and
          (ii) the  Outstandings  will not at any time exceed the lesser of: (x)
          the Commitment Amount and (y) the Borrowing Base.

                                       19

     2.2 Loan Procedures.

          2.2.1 Various Types of Loans. Each Loan shall be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a "type" of Loan), as the  Company  shall  specify  in the  related  notice  of  borrowing  or conversion  pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same
     Interest Period are sometimes  called a "Group" or  collectively  "Groups."
     Base Rate  Loans  and LIBOR  Loans  may be  outstanding  at the same  time, provided,  not more than five (5) different  Groups of LIBOR Loans shall be outstanding  at any one (1) time and no LIBOR  Loans  shall be made when an
     Event  of  Default  has  occurred  and  is  continuing.   All   borrowings,
     conversions  and  repayments  of Loans  shall be effected so that each Bank will have a pro rata share  (according  to its Pro Rata Share) of all types and Groups of Loans.

          2.2.2 Borrowing  Procedures.  The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed  borrowing not later than:  (a) in the case of a
     Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing,  and (b) in the case of a LIBOR borrowing,  11:00 A.M.,  Chicago time,  at least  three  Business  Days prior to the  proposed  date of such borrowing.  Each such notice shall be effective  upon receipt by the Agent, shall be  irrevocable,  and  shall  specify  the date,  amount  and type of borrowing  and,  in the case of a LIBOR  borrowing,  the  initial  Interest
     Period  therefor.  Promptly  upon receipt of such  notice,  the Agent shall advise each Bank  thereof.  Not later than 1:00 P.M.,  Chicago time, on the date of a  proposed  borrowing,  each Bank shall  provide  the Agent at the office  specified by the Agent with  immediately  available  funds covering such Bank's Pro Rata Share of such  borrowing and, so long as the Agent has not received  written  notice that the  conditions  precedent  set forth in
     Section 11 with  respect to such  borrowing  have not been  satisfied,  the
     Agent shall pay over the funds  received by the Agent to the Company on the requested  borrowing  date. Each borrowing shall be on a Business Day. Each
     LIBOR borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of at least $100,000.

          2.2.3 Conversion and Continuation Procedures.

               (a) Subject to Section 2.2.1,  the Company may, upon  irrevocable written notice to the Agent in accordance with clause (b) below:

                    (i) elect,  as of any Business Day, to convert any Loans (or any part thereof in an aggregate  amount not less than $100,000 a higher  integral  multiple of  $100,000)  into Loans of the other type; or

                    (ii) elect,  as of the last day of the  applicable  Interest
               Period,  to continue  any LIBOR  Loans  having  Interest  Periods expiring on such day (or any part thereof in an aggregate  amount not less than $100,000 or a higher integral multiple of $100,000)
               for a new Interest Period;

          provided,  after  giving  effect  to  any  prepayment,  conversion  or continuation,  the aggregate  principal  amount of each Group of LIBOR
          Loans shall be at least $100,000 and an integral multiple of $100,000.

                                       20

               (b) The  Company  shall  give  written  or  telephonic  (followed immediately by written  confirmation  thereof)  notice to the Agent of each proposed  conversion or  continuation  not later than: (i) in the case of conversion into Base Rate Loans,  11:00 A.M., Chicago time, on the  proposed  date  of  such  conversion  and  (ii)  in the  case  of conversion into or continuation  of LIBOR Loans,  11:00 A.M.,  Chicago time,  at least three (3) Business  Days prior to the proposed date of such conversion or continuation, specifying in each case:

                    (w) the proposed date of conversion or continuation;

                    (x)  the  aggregate  amount  of  Loans  to be  converted  or continued;

                    (y) the type of Loans resulting from the proposed conversion or continuation; and

                    (z) in the case of  conversion  into,  or  continuation  of,
               LIBOR  Loans,  the  duration  of the  requested  Interest  Period therefor.

               (c) If, upon the expiration of any Interest Period  applicable to
          LIBOR  Loans,  the Company has failed to select  timely a new Interest
          Period to be  applicable  to such LIBOR  Loans,  the Company  shall be deemed to have  elected  to convert  such  LIBOR  Loans into Base Rate
          Loans effective on the last day of such Interest Period.

               (d) The Agent will promptly  notify each Bank of its receipt of a notice of  conversion or  continuation  pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company,  of the details of any automatic conversion.

               (e) Any  conversion  of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

               (f)  Notwithstanding  anything contained in this Agreement or any of the other Loan  Documents to the contrary,  no LIBOR Loans shall be made and no continuations of or conversions to LIBOR Loans for so long as an Event of Default has occurred and is continuing

     2.3 Letter of Credit Procedures.

          2.3.1 L/C Applications. The Company shall give notice to the Agent and the  Issuing  Bank of the  proposed  issuance of each Letter of Credit on a
     Business  Day which is at least  three (3)  Business  Days (or such  lesser number  of days as the  Agent  and the  Issuing  Bank  shall  agree  in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C  Application,  duly  executed  by the  Company  and in all  respects satisfactory  to the Agent and the Issuing  Bank,  together with such other documentation  as the Agent or the  Issuing  Bank may  request  in  support thereof, it being understood that each L/C Application shall specify, among other  things,  the date on which  the  proposed  Letter of Credit is to be issued,  the

                                       21

     expiration date of such Letter of Credit (which shall not be later than the earlier to occur of: (x) one (1) year  after the date of  issuance  thereof and (y) in the event  LaSalle is not the only Bank  hereunder,  thirty (30)
     days prior to the  scheduled  Termination  Date) and whether such Letter of
     Credit is to be  transferable  in whole or in part.  So long as the Issuing
     Bank has not received  written  notice that the  conditions  precedent  set forth in Section 11 with  respect to the  issuance of such Letter of Credit have not been satisfied, the Issuing Bank shall issue such Letter of Credit on the requested  issuance date. The Issuing Bank shall promptly advise the
     Agent  of the  issuance  of each  Letter  of  Credit  and of any  amendment thereto,  extension  thereof or event or  circumstance  changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application or documents executed pursuant thereto and the terms of this  Agreement,  the terms of this  Agreement  shall control;
     provided,  that, as long as LaSalle is the Issuing  Bank,  the terms of the
     L/C LaSalle Master Letter of Credit  Agreement  shall govern and control in the event of any inconsistency  between the terms of this Agreement and the
     L/C LaSalle Master Letter of Credit Agreement.

          2.3.2  Participations  in  Letters of  Credit.  Concurrently  with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and  transferred  to each  other  Bank,  and each  other Bank shall be deemed irrevocably and  unconditionally to have purchased and received from the Issuing Bank,  without recourse or warranty,  an undivided interest and participation,  to the extent of such other Bank's Pro Rata Share,  in such
     Letter of Credit and the Company's  reimbursement  obligations with respect thereto. For the purposes of this Agreement,  the unparticipated portion of
     each  Letter  of  Credit   shall  be  deemed  to  be  the  Issuing   Bank's
     "participation"  therein.  The Issuing Bank hereby agrees,  upon request of the Agent or any Bank,  to  deliver to the Agent or such Bank a list of all outstanding  Letters of Credit  issued by the Issuing  Bank,  together with such  information  related thereto as the Agent or such Bank may reasonably request.

          2.3.3 Reimbursement  Obligations.  The Company hereby  unconditionally and  irrevocably  agrees to reimburse  the Issuing Bank for each payment or disbursement  made by the Issuing Bank under any Letter of Credit  honoring any demand for payment made by the beneficiary thereunder,  in each case on the date  that  such  payment  or  disbursement  is made.  Any  amount  not reimbursed on the date of such payment or disbursement  shall bear interest from the date of such payment or  disbursement to the date that the Issuing
     Bank is reimbursed by the Company  therefor,  payable on demand,  at a rate per annum  equal to the Base Rate from time to time in effect  from time to time in effect plus,  beginning on the third  Business Day after receipt of notice from the Issuing Bank of such payment or  disbursement,  two percent
     (2%).  The Issuing Bank shall notify the Company and the Agent whenever any demand for  payment  is made under any Letter of Credit by the  beneficiary thereunder;  provided,  the  failure of the  Issuing  Bank to so notify the
     Company shall not affect the rights of the Issuing Bank or the Banks in any manner whatsoever.

          2.3.4  Limitation  on  Obligations  of Issuing  Bank.  In  determining whether to pay under any Letter of Credit,  the Issuing Bank shall not have any  obligation  to the Company or any Bank other than to confirm  that any documents  required to be delivered  under such Letter of Credit  appear to
     have  been   delivered  and  appear  to  comply  on  their  face  with  the requirements  of such Letter of Credit.  Any action  taken or omitted to be taken by the Issuing

                                       22

     Bank under or in connection with any Letter of Credit,  if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing  Bank any  liability  to the Company or any Bank and shall not reduce or impair the Company's  reimbursement  obligations set forth in
     Section 2.3.3 or the obligations of the Banks pursuant to Section 2.3.5.

          2.3.5  Funding by Banks to Issuing Bank. If the Issuing Bank makes any payment or disbursement  under any Letter of Credit and the Company has not reimbursed  the Issuing  Bank in full for such payment or  disbursement  by
     11:00 A.M.,  Chicago time, on the date of such payment or disbursement,  or if any  reimbursement  received by the Issuing  Bank from the Company is or
     must  be  returned  or  rescinded   upon  or  during  any   bankruptcy   or
     reorganization  of the  Company  or  otherwise,  each  other  Bank shall be obligated to pay to the Agent for the account of the Issuing  Bank, in full or  partial  payment of the  purchase  price of its  participation  in such
     Letter of Credit,  its Pro Rata Share of such payment or disbursement  (but no such payment shall diminish the obligations of the Company under Section
     2.3.3),  and, upon notice from the Issuing Bank,  the Agent shall  promptly
     notify  each  other  Bank  thereof.   Each  other  Bank   irrevocably   and
     unconditionally  agrees  to so pay to the  Agent in  immediately  available funds for the Issuing  Bank's  account the amount of such other  Bank's Pro
     Rata Share of such payment or  disbursement.  If and to the extent any Bank shall not have  made  such  amount  available  to the  Agent by 2:00  P.M.,
     Chicago time,  on the Business Day on which such Bank receives  notice from the Agent of such payment or  disbursement  (it being  understood  that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay  interest on such amount to the Agent for the Issuing  Bank's account forthwith on demand,  for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum  equal to:  (a) for the first  three (3) days after  demand,  the
     Federal Funds Rate from time to time in effect and (b) thereafter, the Base
     Rate from time to time in effect.  Any Bank's  failure to make available to the Agent its Pro Rata Share of any such payment or disbursement  shall not relieve any other Bank of its obligation hereunder to make available to the
     Agent such other Bank's Pro Rata Share of such  payment,  but no Bank shall be  responsible  for the failure of any other Bank to make available to the
     Agent such other Bank's Pro Rata Share of any such payment or disbursement.

     2.4 Commitments  Several.  The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its  obligation (if any) to make a Loan on such date,  but no Bank shall be  responsible  for the  failure of any other Bank to make any Loan to be made by such other Bank.

     2.5  Certain  Conditions.  Notwithstanding  any  other  provision  of  this
Agreement,  no Bank shall have an  obligation to make any Loan, or to permit the continuation  of or any  conversion  into any LIBOR Loan,  and the Issuing  Bank shall not have any obligation to issue any Letter of Credit, if: (i) an Event of
Default  or  Unmatured  Event  of  Default  exists  or (ii)  the last day of the
Interest Period for such Loan would be on or past the Termination Date.

                                       23

SECTION 3. NOTES EVIDENCING LOANS.

     3.1 Notes.  The Loans of each Bank shall be evidenced by a promissory  note
(each a  "Note")  substantially  in the  form  set  forth  in  Exhibit  A,  with appropriate  insertions,  payable to the order of such Bank in a face  principal amount equal to the sum of such Bank's Pro Rata Share of the  Commitment  Amount and state that each Loan of such Bank  shall be paid in full on the  Termination
Date.

     3.2 Recordkeeping.  Each Bank shall record in its records, or at its option on the schedule  attached to its Note,  the date and amount of each Loan made by such Bank,  each repayment or conversion  thereof and, in the case of each LIBOR
Loan, the dates on which each Interest Period for such Loan shall begin and end.
The  aggregate   unpaid   principal  amount  so  recorded  shall  be  rebuttable
presumptive  evidence of the principal amount owing and unpaid on such Note. The failure  to so record  any such  amount or any  error in so  recording  any such amount shall not,  however,  limit or otherwise  affect the  obligations  of the
Company  hereunder or under any Note to repay the principal  amount of the Loans evidenced by such Note together with all interest accruing thereon.

SECTION 4. INTEREST.

     4.1  Interest  Rates.  The Company  promises to pay  interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until (but not including such date as) such Loan is paid in full as follows:

                    (a) at all times  while such Loan is a Base Rate Loan,  at a rate per  annum  equal to the sum of the Base  Rate  from time to time in effect; and

                    (b) at all times while such Loan is a LIBOR Loan,  at a rate per annum equal to the sum of LIBOR  applicable  to the  Interest
               Period for such Loan plus the LIBOR  Margin  from time to time in effect;

provided,  at any time an Event of Default exists,  if requested by the Required
Banks,  the interest rate applicable to each Loan shall be equal to the interest rate  applicable to Base Rate Loans plus three percent (3%),  all of which shall be payable on demand. Additionally,  at any time any Event of Default exist, all other  amounts,  fees and sums  owing to the  Agent  and the  Banks  under  this
Agreement and the other Loan  Documents,  if requested by the Required Banks and to the extent  permitted under applicable law, shall bear interest at a rate per annum  equal to the sum of the Base Rate from time to time in  effect,  plus two percent (2%), all of which shall be payable on demand.

     4.2 Interest  Payment Dates.  Accrued interest on each Base Rate Loan shall be  payable  in  arrears  on the  last  day of each  calendar  month  and on the
Termination  Date.  Accrued  interest on each LIBOR Loan shall be payable on the last day of each Interest  Period  relating to such Loan and on the  Termination
Date. On and after the Termination Date,  accrued interest on all Loans shall be payable on demand.

     4.3 Setting and Notice of LIBOR.  The  applicable  LIBOR for each  Interest
Period shall be  determined by the Agent,  and notice  thereof shall be given by the Agent  promptly  to the  Company

                                       24

and each Bank. Each  determination of the applicable LIBOR by the Agent shall be conclusive and binding upon the parties  hereto,  in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement  showing  the  computations  used by the
Agent  in  determining  any  applicable  LIBOR  hereunder.

     4.4  Computation  of Interest.  Interest on each Loan shall be computed for the  actual  number  of days  elapsed  (including  the  day a Loan  is made  but excluding  the day it is repaid) on the basis of a year of three  hundred  sixty
(360) days.  The  applicable  interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

     4.5  Maximum   Rate  of   Interest.   Anything   herein  to  the   contrary
notwithstanding,  the  obligations of the Company  hereunder and under the Notes shall be  subject to the  limitation  that  payments  of  interest  shall not be required, for any period for which interest in computed hereunder, to the extent
(but only to the extent) that  contracting  for or receiving such payment by the respective  Bank would be contrary to the  provisions  of any law  applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for,  charged or received by such Bank,  and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

SECTION 5. FEES.

     5.1 Commitment  Fee. The Company agrees to pay to the Agent for the account of each Bank a  commitment  fee,  for the period  from the  Closing  Date to the
Termination Date, at the Commitment Fee Rate in effect from time to time of such
Bank's Pro Rata Share (as  adjusted  from time to time) of the unused  amount of the Commitment  Amount;  provided,  if requested by the Required Banks, the rate applicable  shall be  increased by two percent (2%) at any time that an Event of
Default  exists.  For  purposes of  calculating  usage under this  Section,  the
Commitment Amount shall be deemed used to the extent of the aggregate  principal amount of all outstanding Loans plus the Stated Amount of all Letters of Credit.
Such commitment fee shall be payable in arrears on the last day of each calendar quarter  and on the  Termination  Date for any period then ending for which such commitment fee shall not have  previously been paid. The commitment fee shall be computed  for the actual  number of days elapsed on the basis of a year of three hundred sixty (360) days.

     5.2 Letter of Credit Fees.

                    (a) The  Company  agrees to pay to the Agent for the account of each  Bank a letter of  credit  fee for each  Letter of Credit equal to the L/C Fee  Rate in  effect  from  time to time of such
               Bank's  Pro Rata  Share  (as  adjusted  from time to time) of the undrawn amount of such Letter of Credit  (computed for the actual number of days  elapsed  on the basis of a year of three  hundred sixty (360) days);  provided, if requested by the Required Banks, the rate  applicable  to each Letter of Credit shall be increased by two percent (2%) at any time that an Event of Default  exists.
               Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later  date  on  which  such  Letter  of  Credit  expires  or  is terminated)  for the period from the date of the issuance of each
               Letter of Credit  (or the last day on which the  letter of credit fee was paid with  respect  thereto) to the date such  payment is due or,  if  earlier,  the date on which  such  Letter  of Credit expired or was terminated.

                                       25

                    (b) In addition,  with respect to each Letter of Credit, the
               Company  agrees to pay to the Issuing Bank,  for its own account:
               (i) such  fees  and  expenses  as the  Issuing  Bank  customarily requires in connection with the issuance, negotiation, processing and/or  administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the Company and the Issuing Bank.

     5.3 Upfront Fees. The Company agrees to pay to the Agent for the account of each Bank on the Closing Date an upfront fee in the amount of $230,000  (and the
Agent  agrees to promptly  forward to each Bank a portion of such upfront fee in the amount  previously  agreed to between  the Agent and such  Bank),  which fee shall be deemed to be fully-earned and non-refundable on the Closing Date.

     5.4 Agent's Fees.  The Company agrees to pay to the Agent such agent's fees as are mutually agreed to from time to time by the Company and the Agent.

SECTION  6.  REDUCTION  OR  TERMINATION  OF  THE  REVOLVING  COMMITMENT  AMOUNT;
PREPAYMENTS.

     6.1 Reduction or Termination of the Commitment Amount.

          6.1.1 Voluntary Reduction or Termination of the Commitment Amount. The
     Company  may from time to time on at least  five (5)  Business  Days  prior written notice received by the Agent (which shall promptly advise each Bank thereof)  permanently  reduce the  Commitment  Amount to an amount not less than the  Outstandings.  Any such reduction  shall be in an amount not less than $1,000,000 or a higher integral  multiple of $1,000,000.  Concurrently with any reduction of the Commitment  Amount to zero (0), the Company shall pay all interest on the Loans, all commitment fees and all letter of credit fees and shall Cash  Collateralize  in full all  obligations  arising  with respect to the Letters of Credit.

          6.1.2 Mandatory  Reductions of Commitment  Amount.  On the date of any
     Mandatory  Prepayment  Event,  the  Commitment  Amount shall be permanently reduced  by an amount  (if any) equal to the  Designated  Proceeds  of such
     Mandatory Prepayment Event.

          6.1.3 All Reductions of the Commitment  Amount.  All reductions of the
     Commitment  Amount  shall reduce the  Commitments  pro rata among the Banks according to their respective Pro Rata Shares.

     6.2 Prepayments.

          6.2.1 Voluntary Prepayments.  The Company may from time to time prepay the Loans in whole or in part;  provided,  the Company shall give the Agent
     (which shall promptly advise each Bank) notice thereof not later than 11:00
     A.M.,  Chicago  time,  on the  day of such  prepayment  (which  shall  be a
     Business  Day),  specifying the Loans to be prepaid and the date and amount of prepayment.  Any such partial  prepayment shall be in an amount equal to
     $100,000 or a higher  integral  multiple of  $100,000.  Any amount of Loans which are voluntarily prepaid may be reborrowed,  subject to the conditions contained herein and in the other Loan Documents for such borrowings

                                       26

          6.2.2 Mandatory Prepayments.

               (a) The  Company  shall make a  prepayment  of the Loans upon the occurrence  of any of the  following  (each  a  "Mandatory  Prepayment
          Event") at the  following  times and in the  following  amounts  (such applicable amounts being referred to as "Designated Proceeds"):

                    (i)  concurrently  with the  receipt  by the  Company or any
               Subsidiary  of any Net Cash  Proceeds  from any Asset Sale, in an amount  equal  to one  hundred  percent  (100%)  of such Net Cash
               Proceeds;  provided,  however,  in the event that, at the time of any such sale,  no Event of Default  shall exist or shall  result from such sale,  the  Company  may retain up to  $500,000  in the aggregate of the net proceeds resulting from all such Asset Sales which have occurred since the Closing Date;

                    (ii)  concurrently  with the  receipt by the  Company or any
               Subsidiary of any Net Cash Proceeds from any issuance of any Debt of the Company or any Subsidiary  (excluding the proceeds of Debt permitted  by clauses  (a)  through  (i) of Section  10.7 or Debt which  constitutes the Replacement  Long-Term Debt), in an amount equal to one hundred  percent  (100%) of such Net Cash  Proceeds;
               and

                    (iii)  concurrently  upon  receipt  by  the  Company  or any
               Subsidiary  of the Company of any Property Loss  Proceeds,  in an
               amount  equal  to such  Property  Loss  Proceeds;  provided,  the recipient  (other than Agent) of any  payment  which  constitutes
               Property  Loss  Proceeds  may reinvest  such  payment  within one hundred  eighty (180) days, in replacement  assets  comparable to the assets giving rise to such payment; provided, further, if the
               Company or its applicable  Subsidiary does not intend to reinvest such  payment,  or if the time period set forth in this  sentence expires without such Person having  reinvested such payment,  the
               Company shall prepay the Loans in an amount equal to such payment

                    (iv)  concurrently  with the  receipt by the  Company or any
               Subsidiary of the Company (or any Joint  Venture) of any proceeds of or relating to any Existing Claim,  whether as a result of any award, settlement, order, judgment,  liquidation or otherwise, an amount equal to one hundred  percent (100%) of such proceeds (or, if received by such Joint Venture, in an amount at least equal to the Company's  ownership  percentage of such proceeds  when,  but only when,  distributed  by such Joint  Venture to the Company or any Subsidiary of the Company).

               (b) If on any day the Outstandings exceed the Borrowing Base, the
          Company shall immediately  prepay Loans and/or Cash  Collateralize the outstanding  Letters of Credit,  or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

                                       27

               (c) If on any day on  which  the  Commitment  Amount  is  reduced pursuant  to Section  6.1.2 the  Outstandings  exceed  the  Commitment
          Amount,   the  Company   shall   immediately   prepay  Loans  or  Cash
          Collateralize  the outstanding  Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

     6.3 Miscellaneous Prepayment Provisions.  Any partial prepayment of a Group of LIBOR  Loans  shall be subject to the  proviso to  subsection  2.2.3(a).  Any prepayment  of a LIBOR  Loan on a day  other  than the  last day of an  Interest
Period therefor shall include  interest on the principal amount being repaid and shall be subject to Section 8.4.

SECTION 7. MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

     7.1 Making of  Payments.  All  payments of  principal of or interest on the
Notes, and of all fees, shall be made by the Company to the Agent in immediately available  funds at the  office  specified  by the Agent not  later  than  noon,
Chicago  time,  on the date due;  and funds  received  after  that hour shall be deemed  to have  been  received  by the  Agent on the  following  Business  Day.
Provided  that such Bank has made all  payments  required to be made by it under this Agreement and the other Loan  Documents,  the Agent shall promptly remit to each Bank its share of all such  payments  received  in  collected  funds by the
Agent for the account of such Bank. All payments under Section 8.1 shall be made by the Company directly to the Bank entitled thereto.

     7.2  Application of Certain  Payments.  Each payment of principal  shall be applied to such Loans as the  Company  shall  direct by notice to be received by the Agent on or before  the date of such  payment  or,  in the  absence  of such notice,  as the Agent shall determine in its discretion.  Concurrently with each remittance to any Bank of its share of any such payment,  the Agent shall advise such Bank as to the application of such payment.

     7.3 Due Date  Extension.  If any  payment of  principal  or  interest  with respect to any of the Loans,  or of any fees,  falls due on a day which is not a
Business Day, then such due date shall be extended to the immediately  following
Business Day (unless,  in the case of a LIBOR Loan, such  immediately  following
Business Day is the first Business Day of a calendar  month,  in which case such due date shall be the  immediately  preceding  Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4 Setoff. The Company agrees that the Agent and each Bank have all rights of set-off  and  bankers'  lien  provided  by  applicable  law,  and in addition thereto,  the Company agrees that at any time any Event of Default  exists,  the
Agent and each Bank may apply to the payment of any  obligations  of the Company hereunder,  whether or not then due, any and all  balances,  credits,  deposits, accounts  or moneys of the  Company  then or  thereafter  with the Agent or such
Bank.

     7.5  Proration of  Payments.  If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but  excluding  any  payment  pursuant  to Section  8.7 or 14.9 and  payments of interest on any  Affected  Loan) on account of  principal  of or interest on any
Loan (or on account of its  participation  in any Letter of Credit) in excess of its pro rata share of  payments  and other  recoveries  obtained by all Banks on account of principal of and interest on the Loans (or such  participation)  then held by them, such Bank shall purchase from the other Banks such  participations in the Loans (or  sub-participations in Letters of

                                       28

Credit)  held by them as shall be  necessary  to cause such  purchasing  Bank to share the excess payment or other recovery ratably with each of them;  provided, if all or any  portion of the excess  payment or other  recovery  is  thereafter recovered  from such  purchasing  Bank,  the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

     7.6 Taxes. All payments of principal of, and interest on, the Loans and all other  amounts  payable  hereunder  shall be made free and clear of and  without deduction for any present or future income, excise, stamp or franchise taxes and other  taxes,  fees,  duties,  withholdings  or  other  charges  of  any  nature whatsoever imposed by any taxing authority,  excluding franchise taxes and taxes imposed on or measured by any Bank's net income or  receipts  (all  non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                    (a) pay directly to the relevant  authority  the full amount required to be so withheld or deducted;

                    (b)  promptly  forward to the Agent an  official  receipt or other  documentation  satisfactory  to the Agent  evidencing such payment to such authority; and

                    (c) pay to the  Agent  for the  account  of the  Banks  such additional  amount as is  necessary to ensure that the net amount actually  received  by each Bank will equal the full  amount such
               Bank would have  received  had no such  withholding  or deduction been required.

Moreover,  if any Taxes are directly asserted against the Agent or any Bank with respect to any payment  received by the Agent or such Bank hereunder,  the Agent or such  Bank  may pay  such  Taxes  and the  Company  will  promptly  pay  such additional amounts (including any penalty,  interest or expense) as is necessary in order that the net amount  received by such Person  after the payment of such
Taxes  (including  any Taxes on such  additional  amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Company  fails to pay any Taxes when due to the  appropriate  taxing authority  or fails to remit to the Agent,  for the  account  of the  respective
Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes,  interest or penalties that may become payable by any Bank as a result of any such failure.  For purposes of this  Section 7.6, a  distribution  hereunder by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.

     Each Bank that:  (a) is organized  under the laws of a  jurisdiction  other than the  United  States of  America  or a state  thereof  and (b)(i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this
Agreement  under  Section  14.9.1  after the Closing  Date (unless such Bank was already a Bank hereunder immediately prior to such assignment) shall execute and deliver to the  Company  and the Agent one or more (as the  Company or the Agent may reasonably request) United States Internal Revenue Service Form W8EC or Form
W8BEN or such  other  forms or  documents,  appropriately  completed,  as may be applicable to establish  that such Bank is exempt

                                       29

from withholding or deduction of Taxes. The Company shall not be required to pay additional  amounts to any Bank  pursuant to this Section 7.6 to the extent that the obligation to pay such additional  amounts would not have arisen but for the failure of such Bank to comply with this paragraph.

SECTION 8. INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

     8.1 Increased Costs.

                    (a) If,  after  the date  hereof,  the  adoption  of, or any change in, any applicable law, rule or regulation,  or any change in the  interpretation  or  administration of any applicable law, rule or regulation by any governmental authority, central bank or
               comparable   agency   charged   with   the    interpretation   or
               administration  thereof,  or compliance by any Bank (or any LIBOR
               Office of such Bank) with any  request or  directive  (whether or not having the force of law) of any such authority,  central bank or comparable agency:

                         (i) shall subject any Bank (or any LIBOR Office of such
                    Bank) to any tax,  duty or other  charge with respect to its
                    LIBOR Loans, its Note or its obligation to make LIBOR Loans, or shall  change the basis of  taxation  of  payments to any
                    Bank of the  principal  of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its
                    LIBOR Loans or its  obligation  to make LIBOR Loans  (except for  changes in the rate of tax on the overall net income of such Bank or its LIBOR Office imposed by the jurisdiction in which such Bank's principal executive office or LIBOR Office is located);

                         (ii)  shall  impose,  modify  or  deem  applicable  any
                    reserve  (including  any  reserve  imposed  by the FRB,  but excluding  any  reserve  included  in the  determination  of interest rates  pursuant to Section 4),  special  deposit or similar  requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any LIBOR
                    Office of such Bank); or

                         (iii)  shall  impose on any Bank (or its LIBOR  Office)
                    any other condition  affecting its LIBOR Loans,  its Note or its obligation to make LIBOR Loans;

               and the result of any of the foregoing is to increase the cost to
               (or to impose a cost on) such  Bank (or any LIBOR  Office of such
               Bank) of making or  maintaining  any LIBOR Loan, or to reduce the amount of any sum  received  or  receivable  by such Bank (or its
               LIBOR Office) under this Agreement or under its Note with respect thereto,  then upon  demand by such Bank (which  demand  shall be accompanied  by a  statement  setting  forth  the  basis for such demand  and a  calculation  of the amount  thereof in  reasonable detail,  a copy of which shall be  furnished  to the Agent),  the

                                       30

               Company shall pay directly to such Bank such additional amount as will  compensate  such  Bank  for  such  increased  cost  or such reduction.

                    (b) If any Bank shall  reasonably  determine that any change in, or the adoption or phase-in of, any  applicable  law, rule or regulation  regarding  capital  adequacy,  or any  change  in the interpretation  or  administration  thereof  by any  governmental authority,  central bank or  comparable  agency  charged with the interpretation  or administration  thereof,  or compliance by any
               Bank or any  Person  controlling  such Bank with any  request  or directive  regarding  capital adequacy (whether or not having the force of law) of any such  authority,  central bank or comparable agency,  has or would  have the  effect of  reducing  the rate of return on such Bank's or such  controlling  Person's capital as a consequence  of such Bank's  obligations  hereunder  or under any
               Letter of Credit to a level  below  that  which such Bank or such controlling  Person  could  have  achieved  but for such  change, adoption,  phase-in or compliance (taking into consideration such
               Bank's or such  controlling  Person's  policies  with  respect to capital  adequacy)  by an  amount  deemed  by  such  Bank or such controlling  Person to be material,  then from time to time, upon demand by such  Bank  (which  demand  shall be  accompanied  by a
               statement   setting  forth  the  basis  for  such  demand  and  a
               calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent),  the Company shall pay to such Bank such additional  amount as will compensate such Bank or such controlling Person for such reduction.

     8.2 Basis for  Determining  Interest  Rate  Inadequate  or Unfair.  If with respect to any Interest Period:

                    (a) deposits in Dollars (in the applicable  amounts) are not being offered to the Agent in the interbank eurodollar market for
               such  Interest   Period,   or  the  Agent  otherwise   reasonably
               determines (which  determination  shall be binding and conclusive on the Company)  that by reason of  circumstances  affecting  the interbank  eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR; or

                    (b) Banks having  aggregate Pro Rata Shares of forty percent
               (40%) or more  advise the Agent that LIBOR as  determined  by the
               Agent will not  adequately  and fairly  reflect  the cost to such
               Banks of  maintaining  or funding  LIBOR Loans for such  Interest
               Period (taking into account any amount to which such Banks may be entitled  under  Section  8.1) or that the  making or  funding of
               LIBOR  Loans  has  become  impracticable  as a result of an event occurring  after the date of this Agreement  which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly  notify the other parties  thereof and, so long as such circumstances shall continue:  (i) no Bank shall be under any obligation to make or  convert  into  LIBOR  Loans  and (ii) on the  last  day of the  current
Interest  Period for each LIBOR  Loan,  such Loan  shall,  unless then repaid in full, automatically convert to a Base Rate Loan.

                                       31

     8.3 Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the
adoption  of  any  new,  law,  rule  or   regulation,   or  any  change  in  the
interpretation  of any applicable law, rule or regulation by any governmental or other regulatory body charged with the  administration  thereof,  should make it
(or in the good faith  judgment of any Bank cause a  substantial  question as to whether it is) unlawful for any Bank to make, maintain or fund LIBOR Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such  circumstances  shall  continue:  (a) such Bank shall have no obligation to make or convert  into LIBOR  Loans (but shall make Base Rate Loans  concurrently with the making of or conversion  into LIBOR Loans by the Banks which are not so affected,  in each case in an amount  equal to the amount of LIBOR  Loans  which would be made or converted into by such Bank at such time in the absence of such circumstances)  and (b) on the last day of the current  Interest Period for each
LIBOR  Loan of such Bank  (or,  in any  event,  on such  earlier  date as may be required by the relevant  law,  regulation or  interpretation),  such LIBOR Loan shall,  unless then repaid in full,  automatically  convert to a Base Rate Loan.
Each Base Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence,  would be a LIBOR Loan (an "Affected Loan") shall remain outstanding  for the same  period  as the  Group of  LIBOR  Loans of which  such
Affected Loan would be a part absent such circumstances.

     8.4 Funding Losses.  The Company hereby agrees that upon demand by any Bank
(which demand shall be  accompanied  by a statement  setting forth the basis for the amount being claimed,  a copy of which shall be furnished to the Agent), the
Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur  (including  any net loss or expense  incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan), as reasonably determined by such Bank, as a result of: (a) any payment,  prepayment  or conversion of any LIBOR Loan of such
Bank on a date  other  than the last day of an  Interest  Period  for such  Loan
(including  any  conversion  pursuant to Section  8.3) or (b) any failure of the
Company to borrow,  prepay,  convert or  continue  any Loan on a date  specified therefor  in a notice  of  borrowing,  prepayment,  conversion  or  continuation pursuant to this Agreement.  For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     8.5 Right of Banks to Fund through Other  Offices.  Each Bank may, if it so elects,  fulfill its commitment as to any LIBOR Loan by causing a foreign branch or  Affiliate  of such Bank to make such Loan;  provided,  in such event for the purposes of this  Agreement  such Loan shall be deemed to have been made by such
Bank and the obligation of the Company to repay such Loan shall  nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

     8.6  Discretion  of Banks as to  Manner  of  Funding.  Notwithstanding  any
provision of this Agreement to the contrary, each Bank shall be entitled to fund and  maintain  its funding of all or any part of its Loans in any manner it sees fit, it being understood,  however,  that for the purposes of this Agreement all determinations  hereunder  shall be made as if such Bank had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR for such Interest Period.

                                       32

     8.7 Mitigation of Circumstances; Replacement of Banks.

                    (a) Each Bank  shall  promptly  notify the  Company  and the
               Agent of any event of which it has  knowledge  which will  result in, and will use reasonable  commercial  efforts  available to it
               (and not, in such Bank's sole judgment, otherwise disadvantageous to such Bank) to mitigate  or avoid:  (i) any  obligation  by the
               Company to pay any amount  pursuant to Section 7.6 or 8.1 or (ii)
               the occurrence of any  circumstances  described in Section 8.2 or
               8.3  (and,  if any  Bank  has  given  notice  of any  such  event described in clause (i) or (ii) above and  thereafter  such event ceases to exist,  such Bank shall  promptly so notify the Company and the Agent).  Without  limiting the foregoing,  each Bank will designate a different  funding  office if such  designation  will avoid (or reduce the cost to the Company of) any event  described in  clause  (i)  or  (ii)  of the  preceding  sentence  and  such designation will not, in such Bank's sole judgment,  be otherwise disadvantageous to such Bank.

                    (b) If  the  Company  becomes  obligated  to pay  additional amounts to any Bank  pursuant  to Section 7.6 or 8.1, or any Bank gives notice of the occurrence of any circumstances  described in
               Section 8.2 or 8.3, the Company may designate  another bank which is  acceptable  to the  Agent  and  the  Issuing  Bank  in  their
               reasonable   discretion   (such   other  bank   being   called  a
               "Replacement  Bank") to purchase  the Loans of such Bank and such
               Bank's rights  hereunder,  without recourse to or warranty by, or expense  to,  such  Bank,  for a  purchase  price  equal  to  the outstanding  principal  amount of the Loans  payable to such Bank plus any  accrued  but  unpaid  interest  on such  Loans  and all accrued but unpaid  fees owed to such Bank and any other  amounts payable to such Bank under this Agreement,  and to assume all the obligations of such Bank  hereunder,  and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Bank shall no longer be a party hereto or have any rights  hereunder  (other than  rights  with  respect to  indemnities  and  similar  rights applicable  to such Bank prior to the date of such  purchase  and assumption)  and shall be relieved  from all  obligations  to the
               Company hereunder,  and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.

     8.8  Conclusiveness of Statements;  Survival of Provisions.  Determinations
and  statements  of any Bank  pursuant to Section 8.1,  8.2, 8.3 or 8.4 shall be conclusive absent  demonstrable  error.  Banks may use reasonable  averaging and attribution methods in determining  compensation under Sections 8.1 and 8.4, and
the  provisions  of  such  Sections  shall  survive   repayment  of  the  Loans,
cancellation  of the Notes,  expiration or  termination of the Letters of Credit and termination of this Agreement.

SECTION 9. WARRANTIES.

     To  induce  the Agent and the  Banks to enter  into this  Agreement  and to induce  the Banks to make Loans and issue and  participate  in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

                                       33

     9.1 Organization. The Company is a corporation validly existing and in good standing  under the laws of the State of  Montana;  each  Subsidiary  is validly existing  and in  good  standing  under  the  laws  of the  jurisdiction  of its organization;  and each of the Company and each  Subsidiary is duly qualified to do business in each jurisdiction where,  because of the nature of its activities or properties,  such  qualification is required,  except for such  jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

     9.2  Authorization;  No  Conflict.  Each of the Company and each other Loan
Party is duly  authorized  to execute and deliver each Loan Document to which it is a party,  the Company is duly authorized to borrow monies  hereunder and each of the  Company  and each  other Loan Party is duly  authorized  to perform  its obligations  under each Loan  Document  to which it is a party.  The  execution, delivery and  performance  by the Company of this  Agreement  and by each of the
Company and each other Loan Party of each Loan  Document to which it is a party, and the  borrowings by the Company  hereunder,  do not and will not: (a) require any consent or approval of any governmental  agency or authority (other than any consent or approval  which has been  obtained  and is in full force and effect),
(b) conflict with:  (i) any provision of law, (ii) the charter,  bylaws or other organizational  documents  of the  Company  or any other Loan Party or (iii) any agreement,  indenture,  instrument or other document, or any judgment,  order or decree,  which is  binding  upon the  Company  or any other Loan Party or any of their  respective  properties  or (c)  require,  or result in, the  creation  or imposition of any Lien on any asset of the Company,  any Subsidiary or any other
Loan Party  (other  than  Liens in favor of the Agent  created  pursuant  to the
Collateral  Documents and, prior to the Refinancing Trigger Date and in no event thereafter, Liens securing only the Pari Passu Debt).

     9.3 Validity and Binding Nature. Each of this Agreement and each other Loan
Document  to which the  Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person,  enforceable against such Person in accordance  with its terms,  subject to bankruptcy,  insolvency and similar laws affecting  the  enforceability  of  creditors'  rights  generally and to general principles of equity.

     9.4 Financial Condition.  The audited consolidated  financial statements of the Company and its  Subsidiaries  as at June 30, 2003,  copies of each of which have  been  delivered  to each  Bank,  were  prepared  in  accordance  with GAAP
(subject, in the case of such unaudited statements,  to the absence of footnotes and  to  normal  year-end  adjustments)  and  present  fairly  the  consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

     9.5 No Material Adverse Change.  Except as set forth on Schedule 9.5, since
June 30,  2003,  there has been no  material  adverse  change  in the  financial condition,  operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

     9.6  Litigation  and  Contingent  Liabilities.   No  litigation  (including
derivative  actions),  arbitration  proceeding or governmental  investigation or proceeding is pending or, to the  Company's  knowledge,  threatened  against the
Company or any Subsidiary  which might reasonably be expected to have a Material
Adverse  Effect,  except as set forth in Schedule 9.6.  Other than any liability incident  to  such  litigation  or  proceedings,  neither  the  Company  nor any
Subsidiary has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 10.7.

                                       34

     9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good title and,  in the case of real  property,  good and  marketable  fee, leasehold or easement (as applicable) title to all of its properties and assets, real and personal,  tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights),  free and clear of all Liens, charges and claims (including  infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.8.

     9.8  Subsidiaries.  As of the Closing Date, the Company has no Subsidiaries
other than those listed on Schedule 9.8.

     9.9 Pension Plans.

                    (a)  During  the period of twelve  (12)  consecutive  months prior to the date of the execution and delivery of this Agreement or the  making  of any  Loan or the  issuance  of any  Letter  of
               Credit,  (i) no steps have been taken to  terminate  any  Pension
               Plan and (ii) no  contribution  failure has occurred with respect to any  Pension  Plan  sufficient  to give  rise to a Lien  under
               Section  302(f)  of  ERISA.  No  condition  exists  or  event  or transaction  has occurred  with respect to any Pension Plan which could  result in the  incurrence  by the Company of any  material liability, fine or penalty.

                    (b)  All  contributions  (if  any)  have  been  made  to any
               Multiemployer  Pension  Plan that are  required to be made by the
               Company or any other  member of the  Controlled  Group  under the terms of the plan or of any collective bargaining agreement or by applicable  law;  neither  the  Company  nor  any  member  of the
               Controlled  Group has withdrawn or partially  withdrawn  from any
               Multiemployer  Pension Plan,  incurred any  withdrawal  liability with respect to any such plan or received  notice of any claim or demand for withdrawal  liability or partial withdrawal  liability from any such plan,  and no  condition  has  occurred  which,  if continued,  might  result in a withdrawal  or partial  withdrawal from any such plan; and neither the Company nor any member of the
               Controlled  Group has received any notice that any  Multiemployer
               Pension Plan is in reorganization,  that increased  contributions may be  required  to avoid a  reduction  in plan  benefits or the imposition  of any excise tax,  that any such plan is or has been funded at a rate less than that required under Section 412 of the
               Code,  that any such  plan is or may be  terminated,  or that any such plan is or may become insolvent.

     9.10 Investment  Company Act.  Neither the Company nor any Subsidiary is an
"investment  company"  or a company  "controlled"  by an  "investment  company", within the meaning of the Investment Company Act of 1940.

     9.11  Public  Utility  Holding  Company  Act.  Neither  the Company nor any
Subsidiary  is a "holding  company,"  or a  "subsidiary  company"  of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary  company"
of a "holding company," within the meaning of the Public Utility Holding Company
Act of 1935.

                                       35

     9.12 Regulation U. The Company is not engaged principally, or as one of its important  activities,  in the business of  extending  credit for the purpose of purchasing or carrying Margin Stock.

     9.13  Taxes.  Each of the  Company  and each  Subsidiary  has filed all tax returns  and  reports  required by law to have been filed by it and has paid all taxes and governmental  charges thereby shown to be owing, except any such taxes or charges  which are being  diligently  contested in good faith by  appropriate proceedings  and for which adequate  reserves in accordance with GAAP shall have been set aside on its books.

     9.14 Solvency, etc. On the Closing Date, and immediately prior to and after giving  effect to the  issuance  of each  Letter of  Credit  and each  borrowing hereunder and the use of the proceeds thereof:  (a) the Company's and each other
Loan  Party's  assets will exceed its  liabilities  and (b) the Company and each other Loan Party will be Solvent.

     9.15 Environmental Matters.

                    (a) No  Violations.  Except as set forth on  Schedule  9.15, neither the Company nor any  Subsidiary,  nor any operator of the
               Company's or any  Subsidiary's  properties,  is in violation,  or alleged violation,  of any judgment,  decree, order, law, permit, license, rule or regulation pertaining to Environmental  Matters, including  those  arising  under the  Resource  Conservation  and
               Recovery Act ("RCRA"), the Comprehensive  Environmental Response,
               Compensation and Liability Act of 1980 ("CERCLA"),  the Superfund
               Amendments  and   Reauthorization   Act  of  1986  or  any  other
               Environmental  Law  which:  (i)  in  any  single  case,  requires expenditures  in any three (3) year  period of $50,000 or more by
               the  Company  and  its   Subsidiaries  in  penalties  and/or  for
               investigative,  removal or remedial actions or (ii)  individually or in the  aggregate  otherwise  might  reasonably be expected to have a Material Adverse Effect.

                    (b)  Notices.  Except as set forth on Schedule  9.15 and for matters  arising  after the  Closing  Date,  in each case none of which  could  singly or in the  aggregate  be  expected to have a
               Material  Adverse Effect,  neither the Company nor any Subsidiary has received notice from any third party,  including any Federal, state or local  governmental  authority:  (i) that any one (1) of them has been  identified  by the U.S.  Environmental  Protection
               Agency as a  potentially  responsible  party  under  CERCLA  with respect to a site  listed on the  National  Priorities  List,  40
               C.F.R.  Part 300 Appendix B; (ii) that any  hazardous  waste,  as defined  by  42  U.S.C.ss.6903(5),  any  hazardous  substance  as defined by 42 U.S.C.ss.9601(14),  any pollutant or contaminant as defined by 42  U.S.C.ss.9601(33)  or any toxic substance,  oil or hazardous  material or other  chemical or substance  regulated by
               any   Environmental   Law  (all  of  the  foregoing,   "Hazardous
               Substances") which any one (1) of them has generated, transported or  disposed  of has been  found at any site at which a  Federal, state or local  agency  or other  third  party  has  conducted  a remedial investigation, removal or other response action pursuant
               to  any  Environmental   Law;  (iii)  that  the  Company  or  any
               Subsidiary  must  conduct  a  remedial  investigation,   removal,

                                       36

               response action or other activity  pursuant to any  Environmental
               Law; or (iv) of any Environmental Claim.

                    (c) Handling of Hazardous Substances. Except as set forth on
               Schedule  9.15:  (i) no  portion  of the real  property  or other assets of the  Company  or any  Subsidiary  has been used for the handling, processing, storage or disposal of Hazardous Substances except in  accordance in all material  respects  with  applicable
               Environmental  Laws; and no underground tank or other underground storage  receptacle  for Hazardous  Substances is located on such properties; (ii) in the course of any activities conducted by the
               Company,  any Subsidiary or the operators of any real property of the Company or any Subsidiary,  no Hazardous Substances have been generated  or  are  being  used  on  such  properties  except  in accordance in all material respects with applicable Environmental
               Laws;  (iii)  there  have  been no  unpermitted  or  unauthorized
               Releases or threatened Releases of Hazardous Substances on, upon, into or from any real  property or other assets of the Company or any  Subsidiary,  which Releases singly or in the aggregate might reasonably be expected to have a Material  Adverse  Effect on the value of such real  property  or assets;  (iv) there have been no
               Releases on, upon, from or into any real property in the vicinity of the  real  property  or other  assets  of the  Company  or any
               Subsidiary which, through soil or groundwater contamination,  may have  come to be  located  on,  and  which  might  reasonably  be expected to have a Material  Adverse  Effect on the value of, the real  property or other assets of the Company or any  Subsidiary;
               and (v) any Hazardous Substances generated by the Company and its
               Subsidiaries  have  been  transported  offsite  only by  properly licensed carriers and delivered,  to the knowledge of the Company and its  Subsidiaries,  only to treatment or disposal  facilities
               maintaining   valid   permits  as   required   under   applicable
               Environmental  Laws, which  transporters  and facilities,  to the knowledge of the Company and its Subsidiaries,  have been and are operating  in  compliance  in all  material  respects  with  such permits and applicable Environmental Laws.

     9.16 Reserved.

     9.17  Insurance.  Set forth on  Schedule  9.17 is a complete  and  accurate summary of the property and  casualty  insurance  program of the Company and its
Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers,  expiration  dates,  amounts and types of  coverage,  annual  premiums, deductibles,  self-insured retention,  and a description in reasonable detail of any self-insurance  program,  retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

     9.18 Real  Property.  Set forth on Schedule 9.18 is a complete and accurate list, as of the Closing Date, of the addresses of all real property held through fee  ownership,  leasehold or easement  title by the Company or any  Subsidiary, together with, in the case of leased  property,  the name and mailing address of the lessor of such property.

     9.19 Information.  All information heretofore or contemporaneously herewith furnished  in writing by the Company or any other Loan Party to the Agent or any
Bank for purposes of or in connection  with this Agreement and the  transactions contemplated hereby is, and all written

                                       37

information hereafter furnished by or on behalf of the Company or any Subsidiary to the Agent or any Bank pursuant hereto or in connection herewith will be, true and accurate in every material  respect on the date as of which such information is dated or certified,  and none of such information is or will be incomplete by omitting to state any  material  fact  necessary  to make such  information  not misleading in light of the  circumstances  under which made (it being recognized by the Agent and the Banks that any  projections  and forecasts  provided by the
Company  are based on good  faith  estimates  and  assumptions  believed  by the
Company  to be  reasonable  as of the  date  of the  applicable  projections  or assumptions  and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

     9.20  Intellectual  Property.  The  Company  and each  Subsidiary  owns and possesses  or has a license or other right to use all  patents,  patent  rights, trademarks,  trademark rights,  trade names,  trade name rights,  service marks, service  mark  rights and  copyrights  as are  necessary  for the conduct of the business of the  Company and its  Subsidiaries,  without any  infringement  upon rights of others which could  reasonably be expected to have a Material  Adverse
Effect.

     9.21  Burdensome  Obligations.  Neither the Company nor any Subsidiary is a
party to any  agreement or contract or subject to any  corporate or  partnership restriction  which  might  reasonably  be  expected  to have a Material  Adverse
Effect.

     9.22 Labor  Matters.  Except as set forth on  Schedule  9.22,  neither  the
Company  nor any  Subsidiary  is subject to any labor or  collective  bargaining agreement.  There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment  made to employees  of the Company and its  Subsidiaries  are not in violation of the Fair Labor  Standards Act or any other  applicable law, rule or regulation dealing with such matters.

     9.23 No Default.  No Event of Default or Unmatured  Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

     9.24 Foreign Assets Control Regulations and Anti-Money Laundering.

                         (a)  OFAC.   Neither   the   Company  nor  any  of  its
                    Subsidiaries:  (i) is a Person whose property or interest in property  is  blocked or subject  to  blocking  pursuant  to
                    Section 1 of  Executive  Order 13224 of  September  23, 2001
                    Blocking Property and Prohibiting  Transactions With Persons
                    Who Commit,  Threaten to Commit,  or Support  Terrorism  (66
                    Fed.  Reg.  49079  (2001));  (ii) engages in any dealings or transactions  prohibited  by  Section  2 of  such  executive order,  or is otherwise  associated  with any such Person in any manner  violative  of Section 2; or (iii) is a Person on the  list of  Specially  Designated  Nationals  and  Blocked
                    Persons or subject to the limitations or prohibitions  under any other U.S.  Department of  Treasury's  Office of Foreign
                    Assets Control regulation or executive order.

                         (b)   Patriot   Act.   The  Company  and  each  of  its
                    Subsidiaries  are in compliance,  in all material  respects, with the Patriot  Act. No part of the  proceeds of the Loans will be used,  directly or  indirectly,  for any payments to any  governmental  official or  employee,  political  party, official  of a  political  party,  candidate  for

                                       38

                    political  office,  or anyone  else  acting  in an  official capacity,  in order to obtain,  retain or direct business or obtain any  improper  advantage,  in violation of the United
                    States Foreign Corrupt Practices Act of 1977, as amended.

     9.25  Capitalization.  Schedule  9.25  sets  forth  the  authorized  equity securities of each Loan Party as of the date hereof.  All issued and outstanding equity  securities of each Loan Party are duly  authorized  and validly  issued, fully paid, non-assessable, and, other than with respect to the capital stock of the Company,  free and clear of all Liens.  All such  securities  were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  All of the issued and  outstanding  equity  securities of each Loan
Party are owned in the amounts and by the Persons as set forth in such  Schedule
9.25.  Except as otherwise set forth on Schedule 9.25,  there are no pre-emptive or other  outstanding  rights,  options,  warrants,  conversion  rights or other similar  agreements or  understandings  for the purchase or  acquisition  of any equity securities in any such entity.

SECTION 10. COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company  hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated,  the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

     10.1 Reports, Certificates and Other Information.  Furnish to the Agent and
each Bank:

          10.1.1 Annual Report.  Promptly when available and in any event within ninety  (90) days after the close of each  Fiscal  Year:  (a) a copy of the annual  audit  report of the Company and its  Subsidiaries  for such Fiscal
     Year,  including  therein  consolidated  balance  sheets and  statements of earnings and cash flows of the Company and its  Subsidiaries  as at the end of such Fiscal Year,  certified without  qualification by Deloitte & Touche or other  independent  auditors  of  recognized  standing  selected  by the
     Company and reasonably acceptable to the Required Banks, together with: (i)
     a written  statement from such accountants to the effect that in making the examination  necessary  for the signing of such annual audit report by such accountants,  nothing came to their  attention  that caused them to believe that the Company was not in compliance  with any provision of Section 10.6,
     10.7, 10.9 or 10.10 of this Agreement  insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to  believe  that  the  Company  was not in  compliance  with any such provision,  describing such  non-compliance in reasonable detail and (ii) a comparison  with the budget for such Fiscal Year and a comparison  with the previous Fiscal Year; and (b)  consolidating  balance sheets of the Company and its  Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its  Subsidiaries for such Fiscal
     Year, certified by a Responsible Officer of the Company.

          10.1.2 Interim Reports.

               (a) Promptly  when  available  and in any event within forty five
          (45) days after the end of each Fiscal

                                       39

          Quarter  (except  the  last  Fiscal  Quarter  of  each  Fiscal  Year), consolidated and  consolidating  balance sheets of the Company and its
          Subsidiaries  as of the  end of such  Fiscal  Quarter,  together  with consolidated and  consolidating  statements of earnings and cash flows for such Fiscal  Quarter and for the period  beginning  with the first day of such  Fiscal  Year and  ending  on the last day of such  Fiscal
          Quarter,  together with a comparison with the corresponding  period of the  previous  Fiscal Year and a  comparison  with the budget for such period of the current Fiscal Year,  certified by a Responsible Officer of the Company; and

               (b) promptly  when  available and in any event within thirty (30)
          days after the end of each month (except the last month of each Fiscal
          Quarter), consolidated and consolidating balance sheets of the Company and  its  Subsidiaries  as of the  end of such  month,  together  with
          consolidated   and   consolidating   statements   of  earnings  and  a
          consolidated statement of cash flows for such month and for the period beginning  with the first day of such  Fiscal  Year and  ending on the
          last  day  of  such  month,   together  with  a  comparison  with  the
          corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year,  certified by a
          Responsible Officer of the Company.

          10.1.3 Compliance Certificates.  Contemporaneously with the furnishing of a copy of each annual audit report  pursuant to Section  10.1.1 and each set of quarterly  statements  pursuant to Section 10.1.2,  a duly completed
     compliance   certificate  in  the  form  of  Exhibit  B,  with  appropriate insertions,  dated  the  date  of such  annual  report  or  such  quarterly statements and signed by a Responsible Officer of the Company, containing a computation of each of the financial  ratios and  restrictions set forth in
     Section 10.6 and a statement to the effect that such officer has not become aware of any  Event of  Default  or  Unmatured  Event of  Default  that has occurred and is  continuing  or, if there is any such event,  describing it and the steps, if any, being taken to cure it.

          10.1.4  Reports  to the SEC and to  Shareholders.  Promptly  upon  the filing or  sending  thereof,  copies of all  regular,  periodic  or special reports of the Company or any Subsidiary  filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC
     (other  than on Form  S-8);  and  copies of all proxy  statements  or other communications made to security holders generally.

          10.1.5 Notice of Default,  Litigation and ERISA Matters. Promptly upon becoming aware of any of the following,  written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

               (a) the  occurrence of an Event of Default or an Unmatured  Event of Default;

               (b) any litigation,  arbitration or governmental investigation or proceeding not previously  disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against  the  Company  or  any  Subsidiary  or to  which  any  of  the properties  of any  thereof  is  subject  which  might  reasonably  be expected to have a Material Adverse Effect;

                                       40

               (c) the  institution of any steps by any member of the Controlled
          Group or any other  Person  to  terminate  any  Pension  Plan,  or the failure  of any  member  of the  Controlled  Group to make a  required contribution  to any Pension  Plan (if such failure is  sufficient  to give  rise  to a  Lien  under  Section  302(f)  of  ERISA)  or to  any
          Multiemployer  Pension  Plan, or the taking of any action with respect to a Pension  Plan  which  could  result in the  requirement  that the
          Company  furnish a bond or other  security to the PBGC or such Pension
          Plan, or the  occurrence of any event with respect to any Pension Plan or Multiemployer  Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability,  fine or penalty  (including  any claim or demand for  withdrawal  liability or partial  withdrawal  from  any  Multiemployer  Pension  Plan),  or any material  increase in the  contingent  liability  of the Company  with respect to any  post-retirement  welfare plan  benefit,  or any notice that  any  Multiemployer  Pension  Plan  is  in  reorganization,  that increased  contributions  may be required to avoid a reduction in plan benefits or the  imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

               (d)  any   cancellation  or  material  change  in  any  insurance
          maintained by the Company or any Subsidiary; or

               (e)  any  other  event  (including:  (i)  any  violation  of  any
          Environmental Law or the assertion of any Environmental  Claim or (ii)
          the enactment or effectiveness  of any law, rule or regulation)  which might reasonably be expected to have a Material Adverse Effect.

          10.1.6 Borrowing Base Certificates. Within thirty (30) days of the end of each month,  a Borrowing  Base  Certificate  dated as of the end of such month and executed by a Responsible Officer of the Company on behalf of the
     Company; provided: (i) the Company may deliver a Borrowing Base Certificate more  frequently  if it  chooses  and (ii) at any time an Event of  Default exists,  the Agent may  require  the  Company  to  deliver  Borrowing  Base
     Certificates more frequently.

          10.1.7 Management  Reports.  Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by  independent  auditors in connection  with each annual or interim audit made by such auditors of the books of the Company.

          10.1.8  Projections.  As soon as practicable,  and in any event within thirty (30) days prior to the  commencement of each Fiscal Year,  financial projections  for the  Company  and its  Subsidiaries  for such  Fiscal Year
     (including an operating budget and a cash flow budget) prepared in a manner consistent with the projections delivered by the Company to the Banks prior to the Closing Date or otherwise in a manner reasonably satisfactory to the
     Agent, accompanied by a certificate of a Responsible Officer of the Company on behalf of the  Company to the effect  that:  (i) such  projections  were prepared by the Company in good  faith,  (ii) the Company has a  reasonable basis for the  assumptions  contained  in such  projections  and (iii) such projections have been prepared in accordance with such assumptions.

                                       41

          10.1.9  Subordinated  Debt, Pari Passu Debt and Replacement  Long-Term
     Debt Notices.  Promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under  or  with  respect  to any  Subordinated  Debt,  Pari  Passu  Debt or
     Replacement Long-Term Debt.

          10.1.10 Reserved.

          10.1.11  Other  Information.  Promptly  from time to time,  such other information  concerning the Company and its Subsidiaries as any Bank or the
     Agent may reasonably request.

     10.2 Books,  Records and  Inspections.  Keep, and cause each  Subsidiary to keep,  its books  and  records  in  accordance  with  sound  business  practices sufficient to allow the  preparation of financial  statements in accordance with
GAAP;  permit, and cause each Subsidiary to permit, any Bank or the Agent or any representative  thereof to inspect the  properties and operations of the Company or such  Subsidiary;  and permit,  and cause each  Subsidiary to permit,  at any reasonable time and with reasonable  notice (or at any time without notice if an
Event of Default exists), any Bank or the Agent or any representative thereof to visit any or all of its  offices,  to discuss  its  financial  matters  with its officers and its  independent  auditors (and the Company hereby  authorizes such independent  auditors to discuss  such  financial  matters  with any Bank or the
Agent or any representative thereof), and to examine (and, at the expense of the
Company or the applicable Subsidiary,  photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Agent and its  representatives  to inspect the Inventory and other tangible  assets of the
Company  or such  Subsidiary,  to perform  appraisals  of the  equipment  of the
Company or such Subsidiary,  and to inspect, audit, check and make copies of and extracts from the books,  records,  computer data, computer programs,  journals, orders, receipts,  correspondence and other data relating to Inventory, Accounts
Receivable and any other Collateral. All such inspections or audits by the Agent shall be at the Company's expense.

     10.3 Maintenance of Property; Insurance.

                    (a) Keep,  and cause each  Subsidiary to keep,  all property useful  and  necessary  in the  business  of the  Company or such
               Subsidiary in good working order and condition, ordinary wear and tear excepted.

                    (b) Maintain,  and cause each  Subsidiary to maintain,  with
               responsible  insurance  companies,   such  insurance  as  may  be
               required by any law or governmental regulation or court decree or order applicable to it and such other  insurance,  to such extent and against  such  hazards  and  liabilities,  as is  customarily maintained  by  companies  similarly  situated,  but which  shall insure against all risks and  liabilities of the type  identified on Schedule 9.17 and shall have insured amounts no less than, and deductibles  no higher  than,  those set forth on such  schedule;
               and, upon request of the Agent or any Bank,  furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance  maintained by the Company and its  Subsidiaries.  The  Company  shall  cause each  issuer of an insurance  policy to provide the Agent with an  endorsement:  (i)
               Agent as loss payee with  respect to each  policy of  property or
               casualty   insurance  naming  the  Agent  and  each  Bank  as  an

                                       42

               additional  insured with respect to each policy of insurance  for liability for personal injury or property damage,  (ii) providing that  thirty (30) days notice will be given to the Agent prior to any  cancellation  of,  material  reduction or change in coverage provided  by or other  material  modification  to such policy and
               (iii)  reasonably  acceptable in all other respects to the Agent.
               The Company  shall  execute and deliver to the Agent a collateral assignment,  in form and substance  satisfactory to the Agent, of each business  interruption  insurance  policy  maintained by the
               Company.

                    (c) UNLESS THE COMPANY  PROVIDES THE AGENT WITH  EVIDENCE OF
               THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT,  THE AGENT MAY
               PURCHASE  INSURANCE  AT THE  COMPANY'S  EXPENSE  TO  PROTECT  THE
               AGENT'S  AND  THE  BANKS'  INTERESTS  IN  THE  COLLATERAL.   THIS
               INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY'S INTERESTS. THE
               COVERAGE  THAT THE AGENT  PURCHASES MAY NOT PAY ANY CLAIM THAT IS
               MADE AGAINST THE COMPANY IN CONNECTION WITH THE  COLLATERAL.  THE
               COMPANY MAY LATER  CANCEL ANY  INSURANCE  PURCHASED BY THE AGENT,
               BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE COMPANY
               HAS  OBTAINED  INSURANCE  AS REQUIRED BY THIS  AGREEMENT.  IF THE
               AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE
               RESPONSIBLE FOR THE COSTS OF THAT INSURANCE,  INCLUDING  INTEREST
               AND ANY OTHER  CHARGES THAT MAY BE IMPOSED WITH THE  PLACEMENT OF
               THE INSURANCE,  UNTIL THE EFFECTIVE DATE OF THE  CANCELLATION  OR
               EXPIRATION  OF THE  INSURANCE.  THE COSTS OF THE INSURANCE MAY BE
               ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING  HEREUNDER.  THE
               COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE
               THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

     10.4 Compliance with Laws; Payment of Taxes and Liabilities.

                    (a)  Comply,  and cause each  Subsidiary  to comply,  in all material respects with all applicable laws,  rules,  regulations, decrees,  orders,  judgments,  licenses and permits, except where failure to comply  could not  reasonably  be  expected  to have a
               Material Adverse Effect; and

                    (b)  Pay,  and  cause  each  Subsidiary  to  pay,  prior  to delinquency,  all taxes and other governmental charges against it or any of its property,  as well as claims of any kind which,  if unpaid, might become a Lien on any of its property; provided; the foregoing  shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall  contest the  validity thereof in good faith by  appropriate  proceedings  and shall set aside on its books  adequate  reserves  with  respect  thereto in accordance with GAAP.

     10.5 Maintenance of Existence,  etc. Maintain and preserve, and (subject to
Section 10.11) cause each Subsidiary to maintain and preserve: (a) its existence and  good  standing  in  the

                                       43

jurisdiction of its  organization  and (b) its  qualification to do business and good standing in each  jurisdiction  where the nature of its business makes such qualification  necessary  (except in those  instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

     10.6 Financial Covenants.

          10.6.1 Interest Coverage Ratio. Not permit the Interest Coverage Ratio for any Computation  Period to be less than 2.00 to 1.00 as of the last day of any Fiscal Quarter.:

          10.6.2  Total  Debt to  Capital  Ratio.  Not  permit the Total Debt to
     Capital  Ratio as of the last day of any Fiscal  Quarter to exceed  0.65 to
     1.00.

          10.6.3  VaR and Open  Positions.  Not  permit the sum of VaR plus Open
     Positions to exceed $1,000,000 at any time.

          10.6.4 Capital  Expenditures.  Not permit the aggregate  amount of all
     Capital Expenditures made by the Company and its Subsidiaries in any Fiscal
     Year to exceed $5,000,000.00.

     10.7  Limitations  on Debt.  Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

               (a)   obligations   under  this  Agreement  and  the  other  Loan
          Documents;

               (b) Debt secured by Liens  permitted by subsection  10.8(d),  and extensions,  renewals  and  refinancings  thereof;  provided  that the aggregate  amount of all such Debt at any time  outstanding  shall not exceed $250,000;

               (c) Debt of Subsidiaries to the Company;

               (d) unsecured Debt of the Company to Subsidiaries;

               (e) (i)  Subordinated  Debt; (ii) before the Refinancing  Trigger
          Date,  the Pari  Passu  Debt;  and (iii) on and after the  Refinancing
          Trigger Date, the Replacement Long-Term Debt;

               (f) Hedging  Obligations  incurred for bona fide hedging purposes and not for speculation;

               (g) Debt described on Schedule 10.7 and any extension, renewal or refinancing  thereof so long as the  principal  amount  thereof is not increased;

               (h) Debt to be  Repaid  (so long as such  Debt is  repaid  on the
          Closing Date with the proceeds of initial Loans hereunder); and

               (i) other  Debt,  in addition  to the Debt  listed  above,  in an aggregate amount not at any time exceeding $500,000.

                                       44

     10.8 Liens.  Not,  and not permit any  Subsidiary  to,  create or permit to exist any Lien on any of its real or  personal  properties,  assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

               (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate  proceedings and, in each case, for which it maintains adequate reserves;

               (b) Liens  arising in the ordinary  course of business  (such as:
          (i) Liens of carriers,  warehousemen,  mechanics and  materialmen  and other  similar  Liens  imposed  by law  and  (ii)  Liens  incurred  in connection with worker's compensation,  unemployment  compensation and other types of social security  (excluding  Liens arising under ERISA)
          or in  connection  with  surety  bonds,  bids,  performance  bonds and similar  obligations)  for sums not overdue or being contested in good faith by  appropriate  proceedings  and not  involving any deposits or advances or borrowed money or the deferred  purchase price of property or  services  and,  in each  case,  for  which it  maintains  adequate reserves;

               (c) Liens described on Schedule 10.8;

               (d) subject to the  limitation  set forth in subsection  10.7(b):
          (i) Liens arising in  connection  with Capital  Leases (and  attaching only to the property being leased), (ii) Liens existing on property at the time of the  acquisition  thereof by the Company or any Subsidiary
          (and not created in contemplation of such acquisition) and (iii) Liens that  constitute  purchase  money  security  interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property;  provided, any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired;

               (e) attachments, appeal bonds, judgments and other similar Liens, for sums not  exceeding  $250,000  arising  in  connection  with court proceedings, provided, execution or other enforcement of such Liens is effectively  stayed and the claims secured  thereby are being actively contested in good faith and by appropriate proceedings;

               (f)  easements,  rights of way,  restrictions,  minor  defects or irregularities in title and other similar Liens not interfering in any material  respect  with the  ordinary  conduct of the  business of the
          Company or any Subsidiary;

               (g)  Liens  arising  under  the Loan  Documents  and,  after  the
          Refinancing  Trigger  Date and solely to the extent and for so long as they are not on Account  Receivables  or  Inventory,  the  Replacement
          Long-Term Debt;

               (h)  any  other  Liens  securing  Debt  which  do not  exceed  an aggregate amount of $500,000; and

                                       45

               (i) the  replacement,  extension or renewal of any Lien permitted by clauses (c) or (h) above upon or in the same  property  theretofore subject thereto  arising out of the extension,  renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

     10.9  Operating  Leases.  Not  permit  the  aggregate  amount of all rental payments  under  Operating  Leases made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated  basis) to exceed $250,000 in any Fiscal
Year.

     10.10 Restricted Payments.  Not, and not permit any Subsidiary to: (a) make any distribution to any of its  shareholders,  (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect  thereof,  (c) pay any management  fees or similar fees to any of its shareholders  or any Affiliate  thereof,  (d) make any  redemption,  prepayment, defeasance or repurchase of any Subordinated  Debt,  Replacement  Long-Term Debt
or, except in connection with a successful Pari Passu Release, Pari Passu Debt, other than at  regularly-scheduled  times  (without  giving  effect to mandatory prepayment,  acceleration or similar provisions), or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned  Subsidiary and,
provided each of the following  conditions  are met, the Company may declare and pay  dividends  to its  shareholders:  (x)  the  Refinancing  Trigger  Date  has occurred,  (y) no Unmatured Event of Default or Event of Default has occurred or would occur after giving effect to such dividend, and (z) after giving effect to the declaration and payment of such dividend,  the Company is in compliance with the  financial  covenants  set forth in Section  10.6,  as computed for the most recent Fiscal Quarter for which financial statements have been (and are required to be) delivered hereunder.

     10.11 Mergers,  Consolidations,  Sales.  Not, and not permit any Subsidiary to, be a party to any merger or consolidation,  or purchase or otherwise acquire all or  substantially  all of the  assets  or any  stock of any class of, or any partnership  or joint venture  interest in, any other Person,  or, except in the ordinary  course of its  business,  sell,  transfer,  convey or lease all or any substantial  part of its assets,  or sell or assign with or without recourse any receivables,  except for: (a) any such merger,  consolidation,  sale,  transfer, conveyance,  lease or assignment of or by any  Wholly-Owned  Subsidiary into the
Company  or into,  with or to any other  Wholly-Owned  Subsidiary;  (b) any such purchase or other  acquisition by the Company or any Wholly-Owned  Subsidiary of
the  assets  or  stock  of  any  Wholly-Owned  Subsidiary;  and  (c)  sales  and dispositions of assets  (including the stock of Subsidiaries)  for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets  sold or  otherwise  disposed  of in any Fiscal
Year (other  than  Inventory  sold in the  ordinary  course of  business  and in accordance  with past  practices)  does not exceed five  percent (5%) of the net book value of the consolidated  assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year.

     10.12 Modification of Organizational  Documents. Not permit the Certificate or Articles of Incorporation,  Bylaws or other  organizational  documents of the
Company  or any  Subsidiary  to be amended or  modified  in any way which  might reasonably  be expected to  materially  adversely  affect the  interests  of the
Banks.

     10.13 Use of Proceeds.  Use the  proceeds of the Loans,  and the Letters of
Credit,  solely to: (a) solely on the Closing Date,  repay the Debt to be Repaid and (b) at all other times, finance

                                       46

working  capital needs and other general  corporate  purposes of the Company and its  Subsidiaries;  and in no event use or permit any proceeds of any Loan to be used,  either  directly  or  indirectly,  for the  purpose,  whether  immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     10.14 Further  Assurances.  Take, and cause each  Subsidiary to take,  such actions as are  necessary or as the Agent or the Required  Banks may  reasonably request from time to time  (including  the execution and delivery of guaranties, security agreements,  pledge agreements,  mortgages,  deeds of trust,  financing statements and other documents, the filing or recording of any of the foregoing, and the  delivery of stock  certificates  and other  Collateral  with respect to which  perfection is obtained by possession) to ensure that: (a) the obligations of the Company hereunder and under the other Loan Documents: (i) are secured by,
(A) before the Refinancing Trigger Date,  substantially all of the assets of the
Company and, (B)  thereafter,  the  Inventory  and  Accounts  Receivable  of the
Company and (ii) guaranteed by all of its Subsidiaries (including, promptly upon the acquisition or creation  thereof,  any Subsidiary  acquired or created after the date  hereof) by  execution  of a  counterpart  of the  Guaranty and (b) the obligations of each Subsidiary  under the Guaranty are secured by  substantially all of the assets of such Subsidiary. Notwithstanding the foregoing, in no event shall the  Company  or any of its  Subsidiaries  be  obligated  to (i) obtain or deliver  control  agreements  in favor of the  Agent  with  respect  to  deposit accounts in which, taken in the aggregate, the amount of funds on deposit do not exceed  $500,000  for more than three (3)  consecutive  Business  Days,  or (ii)
obtain or  deliver  landlord  lien  waivers  or  estoppels  with  respect to any property where the fair market value of the Collateral  located thereon does not exceed $50,000 for more than three (3)  consecutive  Business Days. On and after the  Refinancing  Trigger Date, at the expense of the Company,  Agent shall take such actions as are necessary or reasonably requested to evidence or give notice of Agent's  release of any existing  Lien against any property of any Loan Party other than Account Receivables or Inventory.

     10.15 Transactions with Affiliates.  Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction,  arrangement or contract  with any of its  other  Affiliates  (other  than the  Company  and its
Subsidiaries) which is on terms that are less favorable than are obtainable from any Person which is not one (1) of its Affiliates.

     10.16  Employee  Benefit  Plans.  Maintain,  and cause each  Subsidiary  to maintain,  each  Pension  Plan in  substantial  compliance  with all  applicable requirements of law and regulations.

     10.17 Environmental Matters.

               (a) If any  Release or  Disposal of  Hazardous  Substances  shall occur or shall have  occurred on any real property or any other assets of the Company or any  Subsidiary,  the Company shall,  or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other  assets.  Without limiting the generality of the foregoing, the Company shall, and shall cause  each  Subsidiary  to,  comply  with any valid  Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

                                       47

               (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its  Subsidiaries to, dispose of such hazardous waste only
          at  licensed   disposal   facilities   operating  in  compliance  with
          Environmental Laws.

     10.18  Unconditional   Purchase  Obligations.   Not,  and  not  permit  any
Subsidiary  to,  enter into or be a party to any  contract  for the  purchase of materials, supplies or other property or services if such contract requires that payment  be made by it  regardless  of  whether  delivery  is ever  made of such materials,  supplies or other property or services, other than contracts entered into in the ordinary course of business and in accordance with past practices.

     10.19 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any  agreement  containing  any provision  which would:  (a) be violated or breached by any borrowing by the Company  hereunder or by the performance by the
Company or any Subsidiary of any of its obligations hereunder or under any other
Loan Document,  (b) prohibit the Company or any Subsidiary  from granting to the
Agent,  for the  benefit  of the Banks,  a Lien on (i)  before  the  Refinancing
Trigger Date, any of its assets,  and (ii) thereafter,  its Accounts  Receivable and  Inventory,  or (c)  create  or  permit  to exist or  become  effective  any encumbrance  or  restriction  on the  ability  of any  Subsidiary  to:  (i)  pay dividends  or make other  distributions  to the Company or any other  applicable
Subsidiary,  or pay any Debt owed to the Company or any other  Subsidiary,  (ii)
make loans or  advances to the  Company or (iii)  transfer  any of its assets or properties to the Company.

     10.20 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

     10.21 Investments. Not, and not permit any Subsidiary to, make or permit to exist any  Investment  in any other Person,  or maintain any master,  operating, disbursement,  payroll,  petty cash, deposit,  checking,  savings,  money market investments,  certificates of deposits, securities or any other account with any
Person, except (without duplication) the following:

               (a)  contributions  by the  Company to the  capital of any of its
          Subsidiaries,  or by any such  Subsidiary to the capital of any of its
          Subsidiaries;

               (b)  in the  ordinary  course  of  business,  Investments  by the
          Company in any Subsidiary or by any Subsidiary in the Company,  by way
          of  intercompany  loans,  advances  or  guaranties,  all to the extent permitted by Section 10.7;

               (c) Suretyship Liabilities permitted by Section 10.7;

               (d) Cash Equivalent Investments;

               (e) bank deposits in the ordinary  course of business;  provided, the  aggregate  amount  of all such  deposits  (excluding  amounts  in payroll accounts) which are maintained with any bank other than a Bank shall not  exceed  $500,000  for any  period of three (3)  consecutive days;

                                       48

               (f)  Investments  in  securities  of  account  debtors   received
          pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; and

               (g) Investments listed on Schedule 10.21;

provided: (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), (c), or
(g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

     10.22  Restriction  of  Amendments  to  Certain  Documents.  Not  amend  or otherwise  modify,  or waive any  rights  under,  any of the  Subordinated  Debt
Documents,  the Pari Passu  Debt  Documents  or the  Refinanced  Long-Term  Debt
Documents  without  the prior  written  consent  of Agent and the  Banks,  which consent shall be given in their sole disretion.

     10.23 Fiscal Year. Not change its Fiscal Year.

     10.24  Cancellation  of Debt.  Not,  and not permit any  Subsidiary  to (i)
cancel any claim or debt owing to it, except for reasonable  consideration or in the ordinary  course of business,  and except for the  cancellation of debts, or
(ii)  cancel,  settle or  otherwise  waive any rights in respect of any Existing
Claim  except  any  settlement  or  waiver  determined  by the  Company  or such
Subsidiary to be advantageous to or in the best interests of the Company or such
Subsidiary  in its  reasonable  business  judgment.  During the existence of any
Event of Default,  upon the request of the Agent,  the Company shall,  and shall cause each  Subsidiary  to, do,  take,  execute and deliver any and all actions, steps, documents,  agreements and instruments as the Agent may require to assign to the Agent, for the benefit of the Lender Parties,  and grant a first priority
Lien in favor of the  Agent,  for the  benefit of the  Lender  Parties,  on, all rights, title, interest and proceeds of the Existing Claims, including,  without limitation, all steps necessary to effectuate such assignment in accordance with the Assignment of Claims Act of 1940.

     10.25 Foreign  Subsidiaries.  Anything  contained in this  Agreement to the contrary notwithstanding,  not, and not permit any Subsidiary to, invest, create or otherwise  permit to exist any Subsidiary  that is not  organized,  formed or existing under the laws of a State of the United Sates.

     10.26  Refinancing of Pari Passu Debt.  Cause the Refinancing  Trigger Date
and all  conditions  precedent  thereto to occur on or before  March 31, 2004 on terms and conditions satisfactory to Agent and the Lenders and deliver certified copies of the Replacement Long-Term Debt Documents to Agent on such date.

     10.27 OFAC, Etc. Neither the Company nor any of its Subsidiaries:  (a) will become a Person  whose  property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001
Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten
to Commit or Support Terrorism (66 Fed. Reg. 49079(2001); (b) will engage in any dealings or transactions  prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner volatile of such Section
2; or (c) will

                                       49

otherwise  become a Person on the list of  Specially  Designated  Nationals  and
Blocked Persons or subject to the  limitations or  prohibitions  under any other
OFAC regulation or executive order.

SECTION 11. EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

     The  obligation  of each Bank to make its Loans and of the Issuing  Bank to issue Letters of Credit is subject to the following conditions precedent:

     11.1 Initial  Credit  Extension.  The  obligation  of the Banks to make any initial Loans and the obligation of the Issuing Bank to issue any initial Letter of Credit  (whichever first occurs) is, in addition to the conditions  precedent specified in Section 11.2,  subject to the  conditions  precedent  that: (1) all
Debt to be Repaid has been (or concurrently  with the initial borrowing will be)
paid in full, and that all agreements and  instruments  governing the Debt to be
Repaid  and that  all  Liens  securing  such  Debt to be  Repaid  have  been (or concurrently  with the initial  borrowing  will be) terminated and (2) the Agent shall have  received  all of the  following,  each duly  executed  and dated the
Closing Date (or such earlier date as shall be  satisfactory  to the Agent),  in form and  substance  satisfactory  to the Agent  (and the date on which all such conditions  precedent  have been satisfied or waived in writing by the Agent and the Required Banks is called the "Closing Date"):

          11.1.1 Notes. The Notes.

          11.1.2  Resolutions.  Certified  copies of resolutions of the Board of
     Directors  of  the  Company   authorizing   the  execution,   delivery  and
     performance by the Company of this Agreement,  the Notes and the other Loan
     Documents  to  which  the  Company  is a party;  and  certified  copies  of resolutions of the Board of Directors of each other Loan Party  authorizing the  execution,  delivery and  performance  by such Loan Party of each Loan
     Document to which such entity is a party.

          11.1.3 Consents, etc. Certified copies of all documents evidencing any necessary  corporate  or  partnership  action,  consents  and  governmental approvals (if any) required for the execution,  delivery and performance by the Company and each other Loan Party of the documents  referred to in this
     Section 11.

          11.1.4  Incumbency  and Signature  Certificates.  A certificate of the
     Secretary or an Assistant  Secretary (or other appropriate  representative)
     of each Loan Party  certifying the names of the officer or officers of such entity  authorized  to sign the Loan  Documents  to which such  entity is a party,  together  with a sample of the true  signature of each such officer
     (it being understood that the Agent and each Bank may conclusively  rely on each such  certificate  until formally advised by a like certificate of any changes therein).

          11.1.5  Guaranty.  A  counterpart  of the  Guaranty  executed  by each
     Subsidiary of the Company.

          11.1.6 Security  Agreement.  Counterparts  of the Security  Agreements
     executed by the Company and each Subsidiary.

                                       50

          11.1.7 Pledge Agreements.  Pledge Agreements  executed by the Company, together with all items required to be delivered in connection therewith.

          11.1.8  Real  Estate  Documents.  With  respect to each parcel of real property owned,  leased or otherwise held by the Company or any Subsidiary, a duly executed Mortgage  providing for a fully perfected Lien, in favor of the  Agent,  in all  right,  title  and  interest  of the  Company  or such
     Subsidiary in such real property, together with:

                    (a) an  ALTA  Loan  Title  Insurance  Policy,  issued  by an insurer  acceptable  to the Agent,  insuring  the Agent's Lien on such real property as Agent shall  designate and containing  such endorsements  as the  Agent  may  reasonably  require  (it  being understood  that the amount of coverage,  exceptions  to coverage and status of title set forth in such policy shall be  acceptable to the Agent);

                    (b) copies of all documents of record  concerning  such real property  as shown on the  commitment  for the  ALTA  Loan  Title
               Insurance Policy referred to above; and

                    (c) original or certified  copies of all insurance  policies required to be  maintained  with respect to such real property by this  Agreement,  the  applicable  Mortgage  or  any  other  Loan
               Document.

     Additionally,  in the case of any leased real property,  a consent, in form and substance  satisfactory  to the Agent,  from the owner and/or  mortgagee (a)
consenting  to the Mortgage in favor of the Agent with respect to such  property and (b) waiving any landlord's Lien in respect of personal  property kept at the premises  subject  to such  lease,  in each case to the  extent the terms of the applicable  lease, in the discretion of Agent, when taken together with the Loan
Documents, require such waiver and/or consent.

          11.1.9 Opinions of Counsel.  Written opinions of law of counsel to the
     Company and its  Subsidiaries,  all in form and substance and covering such subject matter as is  satisfactory to Agent and its counsel and dated as of the Closing Date.

          11.1.10 Insurance. Evidence satisfactory to the Agent of the existence of insurance  required to be  maintained  pursuant to  subsection  10.3(b), together  with  evidence  that the Agent has been named as a lender's  loss payee and an  additional  insured on all  related  insurance  policies  and including business interruption insurance.

          11.1.11   Copies  of   Documents.   Copies,   in  form  and  substance
     satisfactory to Agent and the Lenders and certified by the Secretary of the
     Company, of: (a) the Pari Passu Loan Documents, (b) written consents to the transactions  contemplated  by the  Credit  Agreement  and the  other  Loan
     Documents from the Montana Public Service Commission and the Wyoming Public
     Service  Commission,  (c)  documents  regarding  the disputes  with Montana
     Department  of Revenue and "PPM"  described  in Schedule  9.6,  (d) audited consolidated and consolidating financial statements for fiscal years ending
     June 30, 2001, 2002 and 2003 and (e) projected income  statements,  balance sheets and cash flow statements for fiscal years ending June 30, 2003, 2004 and 2005.

                                       51

          11.1.12  Payment of Fees.  Evidence  of payment by the  Company of all accrued  and unpaid  fees,  costs and  expenses  to the extent then due and payable on the Closing Date,  together with all Attorney Costs of the Agent to the  extent  invoiced  prior to the  Closing  Date plus such  additional amounts  of  Attorney  Costs as shall  constitute  the  Agent's  reasonable estimate of Attorney  Costs incurred or to be incurred by the Agent through the closing  proceedings;  provided,  such  estimate  shall not  thereafter preclude final settling of accounts between the Company and the Agent.

          11.1.13 Solvency Certificate. A Solvency Certificate, substantially in the form provided and approved by Agent,  executed by a Responsible Officer of the Company.

          11.1.14  Pro Forma.  A  consolidated  pro forma  balance  sheet of the
     Company as at August 31, 2003,  adjusted to give effect to the consummation of the financings  contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously  described to the Banks and the forecasts  previously provided to the Banks.

          11.1.15 Search Results; Lien Terminations.  Certified copies of search reports  certified  by a  party  acceptable  to  the  Agent,  dated  a date reasonably  near to the  Closing  Date,  listing  all  effective  financing statements which name the Company and each Subsidiary  (under their present names  and any  previous  names)  as  debtors  and  which  are filed in the jurisdictions  in which filings are to be made  pursuant to the  Collateral
     Documents,  together with: (i) copies of such  financing  statements,  (ii)
     executed copies of proper UCC termination statements,  if any, necessary to release  all  Liens  and  other  rights  of any  Person  in any  collateral described  in the  Collateral  Documents  previously  granted by any Person
     (other  than  Liens  permitted  by  Section  10.8) and (iii) such other UCC termination statements as the Agent may reasonably request.

          11.1.16 Filings,  Registrations  and Recordings.  The Agent shall have received each document (including UCC financing statements) required by the
     Collateral  Documents or under law or reasonably  requested by the Agent to be filed,  registered or recorded in order to create in favor of the Agent, for the benefit of the Banks, a perfected Lien on the collateral  described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

          11.1.17  Closing  Certificate.  A certificate  signed by a Responsible
     Officer of the Company dated as of the Closing Date,  affirming the matters set forth in Section 11.2.1 as of the Closing Date.

          11.1.18 Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Closing Date.

          11.1.19 Certificate,  Consents and Permits.  Evidence  satisfactory to the Agent  that:  (i) all  necessary  governmental,  regulatory,  creditor, shareholder,  partner and other material consents, approvals and exemptions required to be obtained by the Company in  connection  with the  execution, delivery and  performance  by the Company and its  Subsidiaries  under this
     Agreement and the other Loan  Documents  have been duly obtained

                                       52

     and are in full force and effect and (ii) all  material  permits  necessary for the operation of the business have been obtained.

          11.1.20  Other.  Such  other  documents  as the  Agent or any Bank may reasonably request.

          11.2  Conditions.  The obligation:  (a) of each Bank to make each Loan and (b) of the  Issuing  Bank to issue each  Letter of Credit is subject to the following further conditions precedent that:

          11.2.1  Compliance with Warranties,  No Default,  etc. Both before and after  giving  effect to any  borrowing  and the  issuance of any Letter of
     Credit, the following statements shall be true and correct:

               (a) the  representations  and  warranties of the Company and each
          Subsidiary  set forth in this  Agreement and the other Loan  Documents shall be true  and  correct  in all  material  respects  with the same effect as if then made  (except  to the  extent  stated to relate to a
          specific  earlier  date,  in  which  case  such   representations  and
          warranties shall be true and correct as of such earlier date); and

               (b) no Event of Default or Unmatured  Event of Default shall have then occurred and be continuing.

          11.2.2  Confirmatory  Certificate.  If  requested  by the Agent or any
     Bank, the Agent shall have received (in sufficient  counterparts to provide one to each Bank) a certificate  dated the date of such  requested  Loan or
     Letter of Credit  and  signed by a duly  authorized  representative  of the
     Company as to the  matters set out in Section  11.2.1 (it being  understood that each  request by the Company for the making of a Loan or the  issuance of a Letter of  Credit  shall be deemed to  constitute  a  warranty  by the
     Company that the  conditions  precedent set forth in Section 11.2.1 will be satisfied  at the time of the making of such Loan or the  issuance  of such
     Letter of Credit),  together with such other  documents as the Agent or any
     Bank may reasonably request in support thereof.

SECTION 12. EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1 Events of Default.  Each of the following shall constitute an Event of
Default under this Agreement:

          12.1.1  Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default,  and continuance thereof for five days,  in  the  payment  when  due  of  any  interest,  fee,  reimbursement obligation  with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

          12.1.2 Defaults  Regarding Other Debt. Any default or event of default shall occur under the terms applicable to: (a) the Subordinated  Debt, Pari
     Passu  Debt or  Replacement  Long-Term  Debt;  or (b) any other Debt of the
     Company or any  Subsidiary  in an  aggregate  amount  (for all such Debt so affected)  exceeding  $100,000 and such default  shall:  (i) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or
     (ii)  accelerate  the maturity of such Debt or permit the holder or holders thereof,  or any trustee or agent for such holder or holders, to cause such
     Debt to become due and payable (or require

                                       53

     the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity.

          12.1.3 Other Material Obligations. Default in the payment when due, or in the  performance  or  observance  of,  any  material  obligation  of, or condition  agreed to by, the Company or any Subsidiary  with respect to the
     Subordinated  Debt, the Pari Passu Debt, the Replacement  Long-Term Debt or
     any  material  purchase  or lease of goods or  services,  in each such case where  such  default,  singly  or in the  aggregate  with  all  other  such defaults, might reasonably be expected to have a Material Adverse Effect.

          12.1.4  Bankruptcy,  Insolvency,  etc.  The Company or any  Subsidiary
     becomes  insolvent  or  generally  fails to pay,  or admits in writing  its inability  or refusal to pay,  debts as they  become due; or the Company or any Subsidiary  applies for,  consents to, or acquiesces in the appointment of a  trustee,  receiver  or  other  custodian  for  the  Company  or  such
     Subsidiary or any property thereof,  or makes a general  assignment for the benefit of creditors;  or, in the absence of such  application,  consent or acquiescence,  a trustee,  receiver or other custodian is appointed for the
     Company or any Subsidiary or for a substantial  part of the property of any
     thereof  and  is  not  discharged   within  60  days;  or  any  bankruptcy,
     reorganization,  debt  arrangement,  or other case or proceeding  under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary,  and if such case or  proceeding is not  commenced by the Company or such  Subsidiary,  it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed;  or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

          12.1.5 Non-Compliance with Loan Documents.

                    (a)  Failure by the Company to comply with or to perform any covenant  set  forth  in  Section  10 of this  Agreement;  or (b)
               failure  by the  Company to comply  with or to perform  any other provision of this  Agreement or any other Loan  Document (and not constituting  an Event of Default  under any other  provision  of this Section 12) and  continuance  of such  failure  described in this clause (b) for thirty (30) days.

          12.1.6 Warranties.  Any warranty made by the Company or any Subsidiary herein or any other Loan  Document is breached or is false or misleading in any material respect, or any schedule,  certificate,  financial  statement, report,  notice or other writing furnished by the Company or any Subsidiary to the Agent or any Bank in  connection  herewith is false or misleading in any  material  respect on the date as of which the facts  therein set forth are stated or certified.

          12.1.7 Pension Plans.  (i)  Institution of any steps by the Company or any  other  Person  to  terminate  a  Pension  Plan if as a result  of such termination  the Company could be required to make a  contribution  to such
     Pension  Plan,  or could incur a liability  or  obligation  to such Pension
     Plan, in excess of $25,000; (ii) a contribution failure occurs with respect to any Pension Plan  sufficient to give rise to a Lien under Section 302(f)
     of ERISA;  or (iii) there shall occur any withdrawal or partial  withdrawal from a  Multiemployer  Pension Plan and the

                                       54

     withdrawal liability (without unaccrued interest) to Multiemployer  Pension
     Plans as a result of such withdrawal (including any outstanding  withdrawal liability  that the Company and the  Controlled  Group have incurred on the date of such withdrawal) exceeds $25,000.

          12.1.8 Judgments. Final judgments which exceed an aggregate of $50,000 shall be rendered  against the Company or any Subsidiary and shall not have been paid,  discharged or vacated or had execution  thereof  stayed pending appeal within thirty (30) days after entry or filing of such judgments.

          12.1.9 Invalidity of Guaranty,  etc. The Guaranty shall cease to be in full force and effect  with  respect  to either of any  Subsidiary;  or any
     Subsidiary  (or any  Person by,  through  or on behalf of such  Subsidiary)
     shall contest in any manner the validity,  binding nature or enforceability of the Guaranty with respect to such Subsidiary.

          12.1.10  Invalidity of Collateral  Documents,  etc. (a) Any Collateral
     Document shall cease to be in full force and effect;  or the Company or any
     Subsidiary  (or any Person by,  through or on behalf of the  Company or any
     Subsidiary)  shall  contest in any manner the validity,  binding  nature or enforceability of any Collateral  Document;  (b) the entry of any judgment, decree,  levy,  attachment,  garnishment or other process, or the filing of any Lien against,  any of the Collateral or any collateral under a separate security agreement securing any of the Obligations; or (c) the loss, theft, destruction,  seizure or  forfeiture,  or the  occurrence  of any  material deterioration  or impairment of any of the Collateral  which Agent,  in its sole  discretion,  deems  material,  or  any of the  collateral  under  any security  agreement  securing any of the  Obligations;  or (d) any material decline  or  depreciation  in the value or market  price  thereof  (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Agent acting in good faith, to become  unsatisfactory  as to value or character, or which causes the Agent to reasonably believe that it is insecure and that the likelihood for repayment of the  Obligations is or will  soon be  impaired,  time  being  of the  essence  (the  cause of such deterioration,  impairment,  decline or depreciation shall include,  but is not limited  to, the failure by the Company to do any act deemed  necessary by the Agent to preserve and maintain the value and  collectability  of the
     Collateral).

          12.1.11 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any
     subordination   provision  in  any  guaranty  by  any   Subsidiary  of  any
     Subordinated  Debt,  shall  cease to be in full  force and  effect,  or the
     Company  or any  other  Person  (including  the  holder  of any  applicable
     Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

          12.1.12 Change of Control.

                  (a) Any Person or group of Persons (within the meaning of
         Section 13 or 14 of the Securities Exchange Act of 1934 shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifteen percent (15%) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or

                                       55

               (b) A majority  of the members of the Board of  Directors  of the
          Company shall cease to be Continuing Members.

          For  purposes of the  foregoing,  "Continuing  Member"  means a member  of the Board of  Directors  of the  Company  who  either:
          (i) was a member of the  Company's  Board of  Directors on the day before the Closing Date and has been such  continuously  thereafter or
          (ii)  became a member of such Board of Directors  after the day before the Closing Date and whose  election or nomination for election was approved by a vote of the majority of the Continuing  Members then members of the Company's Board of Directors.

          12.1.13  Management.  A period of ninety (90)  consecutive  days shall have elapsed  during which John C. Allen,  Esq. is a not senior  officer of the Company  actively  involved with the  management of the Company and its
     Subsidiaries,  for any  reason,  unless  prior  to the  expiration  of such period, a replacement officer in respect of such Person satisfactory to the
     Agent in its sole discretion  shall have been appointed and employed by the
     Company.

          12.1.14 Material Adverse Effect.  The occurrence of any event having a
     Material Adverse Effect.

          12.1.15  Insecurity.  The Agent or the  Required  Banks in good  faith believe that the Banks are insecure or under-collateralized.

          12.1.16 Non Monetary  Judgments.  Any non monetary judgment,  order or decree  shall be  rendered  against  any  Loan  Party  which  does or could reasonably be expected to have a Material  Adverse Effect,  and there shall be any  period of  thirty  (30)  consecutive  days  during  which a stay of enforcement  of such  judgment or order,  by reason of a pending  appeal or otherwise, shall not be in effect.

     12.2  Effect of Event of  Default.  If any Event of  Default  described  in
Section  12.1.4  shall  occur,  the  Commitments  (if they have not  theretofore terminated) shall immediately  terminate and the Loans and all other obligations hereunder shall become  immediately due and payable and the Company shall become immediately  obligated to Cash  Collateralize all Letters of Credit, all without presentment,  demand,  protest or notice of any kind; and, if any other Event of
Default shall occur and be  continuing,  the Agent (upon written  request of the
Required  Banks) shall  declare the  Commitments  (if they have not  theretofore terminated) to be terminated  and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company  immediately Cash
Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore  terminated)  shall  immediately  terminate and/or all Loans and all other obligations  hereunder shall become immediately due and payable and/or the
Company shall immediately  become obligated to Cash Collateralize all Letters of
Credit,  all without  presentment,  demand,  protest or notice of any kind.  The
Agent shall promptly advise the Company of any such declaration,  but failure to do so shall not  impair  the  effect of such  declaration.  Notwithstanding  the foregoing,  the effect as an Event of Default of any event  described in Section
12.1.1 or Section 12.1.4 may be waived by the written  concurrence of all of the
Banks,  and the effect as an Event of Default of any other  event  described  in this Section 12 may be waived by the written  concurrence of the Required Banks.
Any cash  collateral  delivered  hereunder  shall be held by the Agent  (without liability for interest thereon) and applied to Obligations arising in connection with any drawing under a Letter of Credit.  After the

                                       56

expiration or termination of all Letters of Credit,  such cash collateral  shall be applied by the Agent to any  remaining  obligations  hereunder and any excess shall be delivered to the Company or as a court of  competent  jurisdiction  may elect.

     12.3 Additional Remedies.  Without limiting Section 12.2 or anything in any
Collateral Document (but in addition thereto):

          12.3.1 Possession and Assembly of Collateral. After the occurrence and during the  continuance  of any Event of  Default,  the Agent may,  without notice,  demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Agent already has possession),  wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any Loan Party's premises where any of the  Collateral  may be or is  supposed to be, and search for, take possession of, remove,  keep and store any of the Collateral until the same shall be sold or  otherwise  disposed  of and the Agent shall have the right to store the same in any Loan  Party's  premises  without cost to the
     Agent.  At the Agent's  request,  the Company will,  at the Company's  sole expense,  assemble the  Collateral  and make it available to the Agent at a place  or  places  to be  designated  by  the  Agent  which  is  reasonably convenient to the Agent and the Company.

          12.3.2  Sale of  Collateral.  After  the  occurrence  and  during  the continuance  of any Event of Default,  the Agent may sell any or all of the
     Collateral at public or private sale, upon such terms and conditions as the
     Agent  may  deem  proper,  and the  Agent  may  purchase  any or all of the
     Collateral at any such sale.  The Agent may apply the net  proceeds,  after deducting all costs, expenses,  attorneys' and paralegals' fees incurred or paid at any time in the  collection,  protection and sale of the Collateral and the  Obligations,  to the payment of the Notes  and/or any of the other
     Obligations,  returning the excess  proceeds,  if any, to the Company.  The
     Company  shall  remain  liable for any amount  remaining  unpaid after such application, with interest. Any notification of intended disposition of the
     Collateral  required by law shall be  conclusively  deemed  reasonably  and properly given if given by the Agent at least ten (10) calendar days before the date of such  disposition.  The Company hereby  confirms,  approves and ratifies  all acts and deeds of the Agent  relating to the  foregoing,  and each part thereof.

          12.3.3  Standards  for  Exercising   Remedies.   To  the  extent  that
     applicable  law  imposes  duties on the  Agent to  exercise  remedies  in a commercially reasonable manner, the Company acknowledges and agrees that it is not  commercially  unreasonable  for the  Agent  (a) to  fail  to  incur expenses  reasonably deemed  significant by the Agent to prepare Collateral for  disposition  or otherwise to complete raw material or  work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party  consents for access to Collateral to be disposed of, or to  obtain  or,  if not  required  by  other  law,  to  fail  to  obtain governmental  or third party  consents for the collection or disposition of
     Collateral  to be  collected  or  disposed  of,  (c) to  fail  to  exercise collection  remedies against Account Debtors or other Persons  obligated on
     Collateral  or to remove  Liens or  encumbrances  on or any adverse  claims against  Collateral,  (d) to exercise  collection  remedies against Account
     Debtors and other Persons  obligated on Collateral  directly or through the use  of  collection  agencies  and  other  collection  specialists,  (e) to advertise dispositions of Collateral through

                                       57

     publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Company,  for expressions of interest in acquiring all or any portion of the Collateral,  (g) to hire one or more professional auctioneers to assist in the disposition of Collateral,  whether or not the
     Collateral  is of a  specialized  nature,  (h) to dispose of  Collateral by utilizing  Internet  sites that  provide  for the  auction of assets of the types included in the Collateral or that have the reasonable  capability of doing so, or that  match  buyers and  sellers of assets,  (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties,  including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed  return from the collection or  disposition of Collateral,  or
     (l) to the extent deemed  appropriate by the Agent,  to obtain the services of other brokers,  investment bankers,  consultants and other professionals to  assist  the  Agent  in  the  collection  or  disposition  of any of the
     Collateral. The Company acknowledges that the purpose of this Section is to provide  non-exhaustive  indications  of what  actions or  omissions by the
     Agent would not be  commercially  unreasonable  in the Agent's  exercise of remedies  against the Collateral and that other actions or omissions by the
     Agent shall not be deemed  commercially  unreasonable  solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the  Company  or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

          12.3.4 UCC and Offset  Rights.  The Agent may  exercise,  from time to time,  any and all rights  and  remedies  available  to it under the UCC or under any other  applicable  law in  addition  to,  and not in lieu of, any rights and remedies  expressly  granted in this Agreement or any other Loan
     Document,  and may,  without demand or notice of any kind,  appropriate and apply  toward the payment of such of the  Obligations,  whether  matured or unmatured,  including  costs of collection and  attorneys' and  paralegals'
     fees, and in such order of application as the Agent may, from time to time, elect, any indebtedness of the Agent to any Loan Party,  however created or arising,  including,  but not  limited  to,  balances,  credits,  deposits, accounts or moneys of such Loan Party in the possession, control or custody of, or in transit to the Agent.  The Company,  on behalf of itself and each other Loan Party, hereby waives the benefit of any law that would otherwise restrict or limit the Agent in the  exercise of its right,  which is hereby acknowledged,  to appropriate  at any time hereafter any such  indebtedness owing from the Agent to any Loan Party.

     12.4 Additional  Remedies.  The Agent shall have the right and power to any of the following after the occurrence and during the continuance of any Event of
Default:

                    (a) instruct the Company,  at its own expense, to notify any parties  obligated on any of the Collateral,  including,  but not limited to, any Account Debtors,  to make payment directly to the
               Agent of any  amounts  due or to become  due  thereunder,  or the
               Agent may directly notify such obligors of the security  interest of the  Agent,  and/or  of the  assignment  to the  Agent  of the
               Collateral  and direct such obligors to make payment to the Agent of any amounts  due or to become due with

                                       58

               respect thereto, and thereafter,  collect any such amounts due on the Collateral directly from such Persons obligated thereon;

                    (b) enforce collection of any of the Collateral,  including, but not limited to, any Accounts,  by suit or otherwise,  or make
               any  compromise  or  settlement   with  respect  to  any  of  the
               Collateral,  or  surrender,  release or exchange  all or any part thereof,  or compromise,  extend or renew for any period (whether
               or  not  longer  than  the  original   period)  any  indebtedness
               thereunder;

                    (c) take  possession or control of any proceeds and products of any of the  Collateral,  including  the  proceeds of insurance thereon;

                    (d) extend, renew or modify for one or more periods (whether or not longer than the original  period) the Notes,  any other of the  Obligations,  any  obligation  of any  nature  of any  other obligor with respect to the Notes or any of the Obligations;

                    (e) grant releases,  compromises or indulgences with respect to the Notes, any of the Obligations, any extension or renewal of any of the Obligations,  any security  therefor,  or to any other obligor with respect to the Notes or any of the Obligations;

                    (f) transfer the whole or any part of  securities  which may constitute  Collateral  into the name of the Agent or the Agent's nominee without  disclosing,  if the Agent so desires,  that such securities so transferred are subject to the security interest of the  Agent,  and  any  corporation,  association,  or  any of the managers or trustees of any trust issuing any of said securities, or any  transfer  agent,  shall not be bound to  inquire,  in the event that the Agent or said nominee  makes any further  transfer of said  securities,  or any portion  thereof,  as to whether the
               Agent  or  such  nominee  has the  right  to  make  such  further transfer, and shall not be liable for transferring the same;

                    (g) vote the Collateral;

                    (h) make an election  with respect to the  Collateral  under
               Section 1111 of the Bankruptcy  Code or take action under Section
               364 or  any  other  section  of the  Bankruptcy  Code;  provided, however,  that any such  action of the Agent as set forth  herein shall  not,  in any  manner  whatsoever,  impair  or  affect  the liability of the Company under the Loan Documents, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the
               Agent's rights and remedies at law, in equity or by statute,  nor release, discharge, nor be construed to release or discharge, the
               Company,  any  guarantor or other Loan Party or Person  liable to the Agent or any other Lender Party for the Obligations;

                    (i) at any time, and from time to time, accept additions to,
               releases,   reductions,   exchanges   or   substitution   of  the
               Collateral,  without in any way altering, impairing,  diminishing or affecting  the  provisions of this  Agreement,  the other Loan

                                       59

               Documents,  or any  of  the  other  Obligations,  or  the  Lender
               Parties'  rights  hereunder,  under the Notes or under any of the other Obligations;

                    (j)  surrender  any  and all  Life  Insurance  Policies  (or otherwise  liquidate  the same) and  receive  the cash  surrender value of any and all Life  Insurance  Policies and apply the cash proceeds thereof to the Obligations.

     The Company hereby  ratifies and confirms  whatever the Lender Parties' may do with respect to the  Collateral and agrees that the Agent or any other Lender
Party  shall not be liable for any error of  judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

     12.5  Attorney-in-Fact.  The Company hereby irrevocably makes,  constitutes and appoints the Agent (and any officer of the Agent or any Person designated by the  Agent  for that  purpose)  as the  Company's  true  and  lawful  proxy  and attorney-in-fact  (and  agent-in-fact)  in the Company's name,  place and stead, with full power of  substitution,  to (i) take such actions as are  permitted in this  Agreement  and the other  Loan  Documents,  (ii)  execute  such  financing statements  and  other  documents  and to do such  other  acts as the  Agent may require to perfect and preserve the Agent's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement,  including, without limitation,  endorsing the Company's name to checks,  drafts,  instruments  and other items of payment,  and  proceeds of the
Collateral,  executing change of address forms with the postmaster of the United
States Post Office  serving the address of the Company,  changing the address of the Company to that of the Agent, opening all envelopes addressed to the Company and applying  any payments  contained  therein to the  Obligations.  The Company hereby  acknowledges  that the  constitution  and  appointment of such proxy and attorney-in-fact  are coupled with an interest and are irrevocable.  The Company hereby ratifies and confirms all that said  attorney-in-fact  may do or cause to be done by virtue of any provision of this Agreement.

     12.6 No  Marshaling.  Neither the Agent nor any other Lender Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral Documents and the Collateral) for, or other assurances of payment of, the  Obligations  or any of them or to resort to such  collateral security or other  assurances of payment in any particular  order. To the extent that it lawfully may, the Company  hereby agrees that it will not invoke any law relating to the  marshaling of  Collateral  which might cause delay in or impede the  enforcement  of the Agent's  rights under this Agreement or under any other
Loan  Document,  and,  to the extent that it lawfully  may,  the Company  hereby irrevocably waives the benefits of all such laws.

SECTION 13. THE AGENT.

     13.1 Appointment and Authorization.

                    (a) Each Bank hereby  irrevocably  (subject to Section 13.9)
               appoints, designates and authorizes the Agent to take such action on its behalf under the  provisions  of this  Agreement  and each other Loan  Document and to exercise such powers and perform such duties  as are  expressly  delegated  to it by the  terms of this
               Agreement or any other Loan  Document,  together with such powers
               as  are  reasonably   incidental  thereto.   Notwithstanding  any
               provision to the contrary  contained

                                       60

               elsewhere in this  Agreement or in any other Loan  Document,  the
               Agent  shall  not have any duty or  responsibility  except  those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary  relationship with any Bank, and no implied covenants,  functions,  responsibilities,  duties, obligations or liabilities  shall be read into this  Agreement or any other Loan
               Document or otherwise exist against the Agent.

                    (b) The  Issuing  Bank shall act on behalf of the Banks with respect to any Letters of Credit  issued by it and the  documents associated  therewith.  The  Issuing  Bank  shall have all of the benefits  and  immunities:  (i)  provided  to the  Agent  in this
               Section 13 with respect to any acts taken or  omissions  suffered by the Issuing Bank in  connection  with Letters of Credit issued by it or  proposed  to be issued by it and the  applications  and agreements  for letters of credit  pertaining  to such Letters of
               Credit as fully as if the term  "Agent",  as used in this Section
               13,  included  the  Issuing  Bank  with  respect  to such acts or omissions  and (ii) as  additionally  provided in this  Agreement with respect to the Issuing Bank.

          13.2  Delegation  of Duties.  The Agent may  execute any of its duties under this  Agreement  or any other  Loan  Document  by or through  agents, employees or  attorneys-in-fact  and shall be entitled to advice of counsel concerning  all matters  pertaining to such duties.  The Agent shall not be
     responsible   for  the   negligence   or   misconduct   of  any   agent  or
     attorney-in-fact that it selects with reasonable care.

          13.3  Liability of Agent.  None of the Agent nor any of its directors, officers,  employees or agents shall: (i) be liable for any action taken or omitted  to be  taken  by any of them  under  or in  connection  with  this
     Agreement  or any other  Loan  Document  or the  transactions  contemplated hereby (except for its own gross negligence or willful misconduct), or (ii)
     be  responsible  in  any  manner  to  any of the  Banks  for  any  recital, statement, representation or warranty made by the Company or any Subsidiary or  Affiliate  of the Company,  or any officer  thereof,  contained in this
     Agreement or in any other Loan  Document,  or in any  certificate,  report, statement or other document  referred to or provided for in, or received by the Agent under or in  connection  with,  this  Agreement or any other Loan
     Document, or the validity,  effectiveness,  genuineness,  enforceability or sufficiency  of this  Agreement  or any  other  Loan  Document,  or for any failure of the Company or any other  party to any Loan  Document to perform its obligations  hereunder or thereunder.  The Agent shall not be under any obligation  to any Bank to ascertain or to inquire as to the  observance or performance of any of the  agreements  contained in, or conditions of, this
     Agreement or any other Loan Document,  or to inspect the properties,  books or  records  of  the  Company  or  any of  the  Company's  Subsidiaries  or
     Affiliates.

          13.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully  protected  in  relying,  upon any  writing,  resolution,  notice, consent,  certificate,  affidavit,  letter, telegram,  facsimile,  telex or telephone message,  statement or other document or conversation believed by it to be genuine and correct and to have been  signed,  sent or made by the proper Person or Persons,  and upon advice and  statements of legal counsel
     (including  counsel  to the  Company),  independent  accountants  and other experts  selected  by the  Agent.  The Agent  shall be fully  justified  in failing or refusing to take any action  under this  Agreement  or any other
     Loan Document  unless it shall first receive such advice or  concurrence of the  Required  Banks  as it  deems  appropriate  and,  if  it so  requests, confirmation

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     from the Banks of their  obligation  to indemnify the Agent against any and all  liability  and expense which may be incurred by it by reason of taking or  continuing  to take any such  action.  The Agent  shall in all cases be fully  protected  in  acting,  or in  refraining  from  acting,  under this
     Agreement  or any other  Loan  Document  in  accordance  with a request  or consent of the  Required  Banks and such  request  and any action  taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          13.5  Notice  of  Default.  The  Agent  shall  not be  deemed  to have knowledge or notice of the  occurrence of any Event of Default or Unmatured
     Event of  Default  except  with  respect  to  defaults  in the  payment  of principal,  interest  and fees  required  to be paid to the  Agent  for the account of the Banks,  unless the Agent shall have received  written notice from a Bank or the Company  referring to this  Agreement,  describing  such
     Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such  notice.  The Agent shall take such  action  with  respect to such
     Event of Default or  Unmatured  Event of Default as may be requested by the
     Required Banks in accordance  with Section 12;  provided,  unless and until the Agent has  received any such  request,  the Agent may (but shall not be obligated  to) take such action,  or refrain from taking such action,  with respect to such Event of Default or Unmatured  Event of Default as it shall deem advisable or in the best interest of the Banks.

          13.6 Credit Decision.  Each Bank  acknowledges  that the Agent has not made any  representation  or  warranty  to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its
     Subsidiaries,  shall be deemed to constitute any representation or warranty by the Agent to any Bank.  Each Bank  represents  to the Agent that it has, independently  and  without  reliance  upon  the  Agent  and  based on such documents  and  information  as it has  deemed  appropriate,  made  its own appraisal of and investigation  into the business,  prospects,  operations, property, financial and other condition and creditworthiness of the Company and its  Subsidiaries,  and  made  its own  decision  to  enter  into  this
     Agreement  and to extend  credit to the Company  hereunder.  Each Bank also represents that it will,  independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the  time,  continue  to  make  its own  credit  analysis,  appraisals  and decisions in taking or not taking action under this Agreement and the other
     Loan Documents,  and to make such  investigations  as it deems necessary to
     inform  itself  as  to  the  business,  prospects,   operations,  property,
     financial and other condition and  creditworthiness of the Company.  Except for notices,  reports and other documents  expressly  herein required to be furnished  to the Banks by the Agent,  the Agent shall not have any duty or responsibility  to provide  any Bank with any  credit or other  information concerning  the business,  prospects,  operations,  property,  financial or other condition or  creditworthiness of the Company which may come into the possession of the Agent.

          13.7  Indemnification.  Whether or not the  transactions  contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without  limiting the  obligation of the
     Company  to do so),  pro rata,  from and  against  any and all  Indemnified
     Liabilities;  provided, no Bank shall be liable for any payment to any such
     Person of any portion of the  Indemnified  Liabilities  resulting from such
     Person's gross negligence or willful misconduct.  Without limitation of the foregoing,  each Bank shall reimburse the Agent upon demand for its ratable share of any costs or  out-of-pocket  expenses  (including  Attorney Costs)
     incurred  by the

                                       62

     Agent  in   connection   with   the   preparation,   execution,   delivery,
     administration,  modification,  amendment or enforcement  (whether  through negotiations,  legal  proceedings  or  otherwise)  of,  or legal  advice in respect of rights or responsibilities under, this Agreement, any other Loan
     Document,  or any document  contemplated  by or referred to herein,  to the extent that the Agent is not  reimbursed  for such expenses by or on behalf of the Company.  The undertaking in this Section shall survive repayment of the Loans,  cancellation  of the Notes,  expiration or  termination  of the
     Letters of Credit,  any  foreclosure  under,  or  modification,  release or discharge of, any or all of the Collateral  Documents,  termination of this
     Agreement and the resignation or replacement of the Agent.

          13.8 Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire  equity  interests in and generally  engage in any kind of banking, trust, financial advisory,  underwriting or other business with the Company and its Subsidiaries and Affiliates as though LaSalle were not the Agent or the Issuing Bank  hereunder and without  notice to or consent of the Banks.
     The Banks  acknowledge  that,  pursuant to such activities,  LaSalle or its
     Affiliates may receive information  regarding the Company or its Affiliates
     (including  information that may be subject to confidentiality  obligations in favor of the Company or such Affiliate) and  acknowledge  that the Agent shall be under no  obligation  to provide such  information  to them.  With respect to their Loans (if any),  LaSalle and its Affiliates shall have the same  rights and  powers  under  this  Agreement  as any other Bank and may exercise  the same as though  LaSalle  were not the  Agent and the  Issuing
     Bank, and the terms "Bank" and "Banks"  include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

          13.9 Successor  Agent.  The Agent may resign as Agent upon thirty (30)
     days notice to the Banks.  If the Agent resigns under this  Agreement,  the
     Required  Banks  shall,  with (so long as no Event of Default  exists)  the consent  of the  Company  (which  shall  not be  unreasonably  withheld  or delayed),  appoint from among the Banks a successor agent for the Banks. If no  successor  agent  is  appointed  prior  to the  effective  date  of the resignation of the Agent, the Agent may appoint,  after consulting with the
     Banks and the  Company,  a successor  agent from among the Banks.  Upon the acceptance of its appointment as successor agent hereunder,  such successor agent shall  succeed to all the rights,  powers and duties of the  retiring
     Agent  and the term  "Agent"  shall  mean  such  successor  agent,  and the
     retiring  Agent's  appointment,   powers  and  duties  as  Agent  shall  be
     terminated.  After any retiring Agent's resignation hereunder as Agent, the provisions  of this Section 13 and  Sections  14.6 and 14.13 shall inure to its benefit as to any  actions  taken or omitted to be taken by it while it was  Agent  under  this  Agreement.  If no  successor  agent  has  accepted appointment  as Agent by the date  which is thirty  (30) days  following  a retiring Agent's notice of resignation,  the retiring  Agent's  resignation shall  nevertheless  thereupon become effective and the Banks shall perform all of the duties of the Agent  hereunder  until such time,  if any, as the
     Required Banks appoint a successor agent as provided for above.

          13.10 Collateral Matters.  The Banks irrevocably  authorize the Agent, at its option and in its discretion:  (a) to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the
     Commitments  and payment in full of all Loans and all other  obligations of the Company  hereunder and the  expiration or termination of all Letters of
     Credit;  (ii)  constituting  property  sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii)
     subject to Section 14.1, if approved,  authorized or ratified in writing by the Required Banks; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such

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     Collateral  which is permitted by clause (d)(i) or (d)(iii) of Section 10.8
     (it being understood that the Agent may conclusively  rely on a certificate from the Company in  determining  whether the Debt secured by any such Lien is  permitted by Section  10.7(b)).  Upon request by the Agent at any time, the Banks will  confirm in writing the  Agent's  authority  to release,  or subordinate  its  interest  in,  particular  types or  items of  Collateral pursuant to this Section 13.10.

          13.11 Funding Reliance.

                    (a) Unless the Agent  receives  notice  from a Bank by noon,
               Chicago time, on the day of a proposed  borrowing  that such Bank will not make  available  to the Agent an amount equal to its Pro
               Rata Share of such borrowing, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such  assumption,  make a corresponding  amount  available to the
               Company.  If and to the extent such Bank has not made such amount available  to the Agent,  such Bank and the  Company  jointly and severally  agree to repay such amount to the Agent  forthwith  on demand,  together  with  interest  thereon at the  interest  rate applicable to Loans  comprising such borrowing or, in the case of any Bank which repays such amount within three Business Days, the
               Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Bank to the Agent  pursuant to  the  Rules  for  Interbank  Compensation  of the  Council  on
               International   Banking   or   the   Clearinghouse   Compensation
               Committee,  as  applicable,  as in  effect  from  time to  time).
               Nothing  set forth in this  clause (a) shall  relieve any Bank of any  obligation  it  may  have  to  make  any  Loan
               hereunder.

                    (b) Unless the Agent receives  notice from the Company prior to the due date for any payment  hereunder  that the Company does not intend to make such  payment,  the Agent may assume  that the
               Company  has  made  such  payment  and,  in  reliance  upon  such assumption,  make  available  to  each  Bank  its  share  of such payment.  If and to the extent  that the Company has not made any such  payment to the Agent,  each Bank which  received a share of such  payment  shall  repay such share (or the  relevant  portion thereof) to the Agent forthwith on demand, together with interest thereon  at the Base  Rate  (or,  in the  case of any Bank  which repays such amount within three  Business Days, the Federal Funds
               Rate).  Nothing  set forth in this  clause (b) shall  relieve the
               Company  of any  obligation  it may  have to make any
               payment hereunder.

SECTION 14. GENERAL.

          14.1 Waiver; Amendments. No delay on the part of the Agent or any Bank in the  exercise of any right,  power or remedy  shall  operate as a waiver thereof,  nor shall any  single or partial  exercise  by any of them of any right,  power or remedy preclude other or further exercise thereof,  or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any  provision of this  Agreement or the  Notes  shall in any event be  effective  unless  the same  shall be in writing and signed and  delivered  by Banks  having an  aggregate  Pro Rata
     Share of not less than the  aggregate Pro Rata Shar e  expressly  designated herein with respect  thereto or, in the absence of such  designation  as to any provision of this Agreement or the Notes,  by the Required  Banks,  and then any such amendment, modification, waiver or consent shall be effective

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     only in the specific instance and for the specific purpose for which given.
     No  amendment,  modification,  waiver or consent  shall change the Pro Rata
     Share  of any  Bank  without  the  consent  of  such  Bank.  No  amendment, modification,  waiver or consent shall: (i) increase the Commitment Amount,
     (ii)  extend the date for  payment of any  principal  of or interest on the
     Loans or any fees payable  hereunder,  (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder,  (iv)
     release  the  Guaranty  or all or any  substantial  part of the  collateral granted under the Collateral Documents or (v) reduce the aggregate Pro Rata
     Share  required  to effect an  amendment,  modification,  waiver or consent without, in each case, the consent of all Banks. No provision of Section 13 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent.
     No  provision  of this  Agreement  relating  to the rights or duties of the
     Issuing Bank in its  capacity as such shall be amended,  modified or waived without the consent of the Issuing Bank.

          14.2  Confirmations.  The Company and each holder of a Note agree from time to time,  upon  written  request  received  by it from the  other,  to confirm to the other in writing (with a copy of each such  confirmation  to the  Agent)  the  aggregate  unpaid  principal  amount  of the  Loans  then outstanding under such Note.

          14.3  Notices.  Except as  otherwise  provided in  Sections  2.2.2 and
     2.2.3,  all  notices  hereunder  shall be in writing  (including  facsimile transmission)  and  shall be sent to the  applicable  party at its  address shown on  Schedule  14.3 or at such other  address  as such  party may,  by written  notice  received  by the other  parties,  have  designated  as its address for such purpose.  Notices sent by facsimile  transmission shall be deemed to have been given when sent;  notices  sent by mail shall be deemed to have  been  given  three  Business  Days  after  the date  when  sent by registered or certified  mail,  postage  prepaid;  and notices sent by hand delivery or overnight  courier  service  shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Agent shall be entitled to rely on telephonic  instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company  shall hold the Agent and each other Bank harmless from any loss, cost or expense resulting from any such reliance.

          14.4  Computations.  Where the  character  or  amount  of any  assetor liability or item of income or expense is required to be determined, or any consolidation or other  accounting  computation is required to be made, for the purpose of this Agreement,  such determination or calculation shall, to the extent applicable and except as otherwise  specified in this Agreement, be made in accordance with GAAP,  consistently  applied;  provided,  if the
     Company notifies the Agent that the Company wishes to amend any covenant in
     Section 10 to eliminate or to take into account the effect of any change in
     GAAP on the  operation  of such  covenant  (or if the  Agent  notifies  the
     Company that the Required Banks wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect  immediately  before  the  relevant  change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

          14.5  Regulation U. Each Bank  represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit  provided for in this Agreement.

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          14.6 Costs,  Expenses and Taxes.  The Company  agrees to pay on demand all  reasonable  out-of-pocket  costs and expenses of the Agent  (including
     Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other  documents  provided  for herein or  delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document),  and all reasonable  out-of-pocket  costs and expenses  (including  Attorney  Costs)  incurred by the Agent and each Bank after  an Event of  Default  in  connection  with the  enforcement  of this
     Agreement,  the  other  Loan  Documents  or any such  other  documents.  In addition,  the Company  agrees to pay,  and to save the Agent and the Banks harmless  from all liability  for: (a) any stamp or other taxes  (excluding income taxes and franchise  taxes based on net income) which may be payable in  connection  with the  execution  and  delivery of this  Agreement,  the borrowings  hereunder,  the  issuance  of the  Notes or the  execution  and delivery of any other Loan  Document  or any other  document  provided  for herein or delivered or to be delivered  hereunder or in connection herewith and  (b)  any  fees  of the  Company's  auditors  in  connection  with  any reasonable  exercise by the Agent and the Banks of their rights pursuant to
     Section  10.2.  All  obligations  provided  for in this  Section 14.6 shall survive  repayment of the Loans,  cancellation of the Notes,  expiration or termination of the Letters of Credit and termination of this Agreement.

          14.7 Subsidiary References.  The provisions of this Agreement relating to  Subsidiaries  shall apply only during such times as the Company has one or more Subsidiaries.

          14.8  Captions.  Section  captions  used  in  this  Agreement  are for convenience only and shall not affect the construction of this Agreement.

          14.9 Assignments; Participations.

               14.9.1 Assignments. Any Bank may, with the prior written consents of the Issuing  Bank and the Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably  delayed or withheld and, in any event, shall not be required for an assignment by a Bank to one of its Affiliates or another Bank or by LaSalle to an
          Approved  Fund),  at any  time  assign  and  delegate  to one or  more commercial  banks  or  other  Persons  (any  Person  to  whom  such an assignment  and  delegation  is to be  made  being  herein  called  an
          "Assignee")  all or any fraction of such Bank's  Loans and  Commitment
          (which  assignment  and delegation  shall be of a constant,  and not a varying,  percentage of all the assigning Bank's Loans and Commitment)
          in a minimum  aggregate  amount equal to the lesser of: (i) the amount of the assigning  Bank's Pro Rata Share of the  Commitment  Amount and
          (ii)  $3,000,000  (except  in  connection  with  an  assignment  to an
          Affiliate or another Bank or by LaSalle to an Approved  Fund, to which no minimum  amount  shall  apply);  provided:  (a) no  assignment  and delegation  may be  made  to  any  Person  if,  at the  time  of  such assignment and  delegation,  the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the
          Company  is then  obligated  to pay to the  assigning  Bank under such
          Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the  incremental  amounts) and
          (b) the  Company  and the Agent  shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and  delegated to an Assignee  until the date when all of the following conditions shall have been met:

                                       66

               (x) five (5) Business  Days (or such lesser period of time as the
          Agent and the  assigning  Bank shall  agree)  shall have passed  after written  notice  of such  assignment  and  delegation,  together  with payment  instructions,  addresses and related information with respect to such  Assignee,  shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

               (y) the assigning  Bank and the Assignee  shall have executed and delivered  to the  Company  and  the  Agent  an  assignment  agreement substantially  in the form of Exhibit G (an  "Assignment  Agreement"), together with any documents required to be delivered thereunder, which
          Assignment Agreement shall have been accepted by the Agent, and

               (z) except in the case of an  assignment  by a Bank to one of its
          Affiliates,  the  assigning  Bank or the Assignee  shall have paid the
          Agent a processing fee of $3,500.

From and after the date on which the conditions  described  above have been met:
(x) such Assignee  shall be deemed  automatically  to have become a party hereto and, to the extent that rights and obligations  hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and  obligations of a Bank  hereunder and (y) the assigning  Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder.  Within five Business Days after  effectiveness of any assignment and delegation,  the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Commitment  Amount and, if the assigning
Bank has retained a Commitment  hereunder,  a replacement  Note in the principal amount of the Pro Rata Share of the Commitment  Amount retained by the assigning
Bank retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor  Note held by such assigning  Bank).  Each such Note shall be dated the effective date of such  assignment.  The assigning Bank shall mark the predecessor  Note  "exchanged"  and deliver it to the Company.  Accrued interest on that part of the  predecessor  Note being  assigned shall be paid as provided in the Assignment Agreement.  Accrued interest and fees on that part of the  predecessor  Note not being assigned  shall be paid to the assigning  Bank.
Accrued  interest  and  accrued  fees  shall be paid at the  same  time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

     Notwithstanding  the  foregoing  provisions  of this Section  14.9.1 or any other  provision of this  Agreement,  any Bank may at any time assign all or any portion  of its  Loans  and its  Note to a  Federal  Reserve  Bank  (but no such assignment shall release any Bank from any of its obligations hereunder).

          14.9.2  Participations.  Any Bank may at any time  sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank,  the Note held by such Bank, the Commitment of such Bank, the direct or  participation  interest  of such Bank in any Letter of Credit or any other interest of such Bank  hereunder (any Person  purchasing any such participating  interest being herein called a "Participant").  In the event of a sale by a Bank of a participating interest to a Participant:  (x) such
     Bank  shall  remain  the  holder  of its  Note  for  all  purposes  of this
     Agreement,  (y) the Company and the Agent shall

                                       67

     continue to deal solely and directly with such Bank in connection with such
     Bank's rights and obligations  hereunder and (z) all amounts payable by the
     Company shall be determined as if such Bank had not sold such participation and shall be paid  directly  to such Bank.  No  Participant  shall have any direct or indirect  voting rights  hereunder  except with respect to any of the events  described  in the fourth  sentence of Section  14.1.  Each Bank agrees to incorporate the requirements of the preceding  sentence into each participation  agreement which such Bank enters into with any  Participant.
     The Company agrees that if amounts outstanding under this Agreement and the
     Notes are due and payable (as a result of acceleration or otherwise),  each
     Participant  shall be deemed to have the right of setoff in  respect of its participating interest in amounts owing under this Agreement,  any Note and with respect to any Letter of Credit to the same extent as if the amount of its  participating  interest were owing directly to it as a Bank under this
     Agreement or such Note; provided,  such right of setoff shall be subject to the obligation of each  Participant to share with the Banks,  and the Banks agree to share with each  Participant,  as  provided  in Section  7.5.  The
     Company also agrees that each Participant shall be entitled to the benefits of  Section  7.6  and  Section  8 as if it  were a Bank  (provided  that no
     Participant shall receive any greater compensation  pursuant to Section 7.6 or  Section 8 than  would  have been paid to the  participating  Bank if no participation had been sold).

     14.10  Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal  laws of the State of Illinois  applicable to contracts made and to be performed entirely within such State. Whenever possible each  provision of this  Agreement  shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under  applicable law, such provision shall be
ineffective  to  the  extent  of  such   prohibition   or  invalidity,   without
invalidating the remainder of such provision or the remaining provisions of this
Agreement.  All obligations of the Company and rights of the Agent and the Banks expressed  herein or in any other Loan Document  shall be in addition to and not in limitation of those provided by applicable law.

     14.11  Counterparts.  This  Agreement  may be  executed  in any  number  of counterparts  and by the different  parties hereto on separate  counterparts and each  such  counterpart  shall  be  deemed  to  be an  original,  but  all  such counterparts shall together constitute but one and the same Agreement.

     14.12  Successors  and Assigns.  This  Agreement  shall be binding upon the
Company,  the Banks and the Agent and their  respective  successors and assigns, and shall inure to the benefit of the  Company,  the Banks and the Agent and the successors and assigns of the Banks and the Agent.

     14.13 Indemnification by the Company. In consideration of the execution and delivery  of this  Agreement  by the Agent and the  Banks and the  agreement  to extend  the  Commitments  provided  hereunder,  the  Company  hereby  agrees  to indemnify,  exonerate  and hold the Agent,  each Bank and each of the  officers, directors,  employees,  Affiliates and agents of the Agent and each Bank (each a
"Bank Party") free and harmless from and against any and all actions,  causes of action,  suits, losses,  liabilities,  damages and expenses,  including Attorney
Costs  (collectively,  the  "Indemnified  Liabilities"),  incurred  by the  Bank
Parties or any of them as a result of, or arising  out of, or  relating  to: (i)
any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly,  with the

                                       68

proceeds  of any of the  Loans,  (ii)  the  use,  handling,  release,  emission, discharge,  transportation,  storage,  treatment  or disposal  of any  hazardous substance  at any  property  owned or leased by the  Company or any  Subsidiary,
(iii) any violation of any Environmental  Laws with respect to conditions at any property  owned or leased by the  Company or any  Subsidiary  or the  operations conducted  thereon,  (iv) the  investigation,  cleanup or remediation of offsite
locations  at  which  the  Company  or  any   Subsidiary  or  their   respective
predecessors  are alleged to have directly or  indirectly  disposed of hazardous substances or (v) the  execution,  delivery,  performance or enforcement of this
Agreement or any other Loan Document by any of the Bank Parties,  except for any such Indemnified  Liabilities  arising on account of the applicable Bank Party's gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be  unenforceable  for any reason,  the Company hereby agrees to make the maximum  contribution  to the payment and  satisfaction  of each of the
Indemnified   Liabilities   which  is  permissible  under  applicable  law.  All
obligations  provided for in this Section 14.13 shall  survive  repayment of the
Loans,  cancellation  of the Notes,  expiration or termination of the Letters of
Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

     14.14 Nonliability of Lenders.  The relationship between the Company on the one hand and the Banks and the Agent on the other hand  shall be solely  that of borrower  and lender.  Neither  the Agent nor any Bank shall have any  fiduciary responsibility  to the Company.  Neither the Agent nor any Bank  undertakes  any responsibility  to the  Company to review or inform the Company or any matter in connection with any phase of the Company's  business or operations.  The Company agrees that  neither the Agent nor any Bank shall have  liability to the Company
(whether  sounding in tort,  contract or otherwise)  for losses  suffered by the
Company  in  connection  with,  arising  out of,  or in any way  related  to the
transactions   contemplated  and  the  relationship   established  by  the  Loan
Documents,  or any act,  omission or event  occurring in  connection  therewith, unless  it is  determined  in a final  non-appealable  judgment  by a  court  of competent  jurisdiction  that such losses resulted from the gross  negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any  liability  with respect to, and the Company  hereby
waives,  releases  and  agrees  not  to  sue  for,  any  special,   indirect  or
consequential  damages suffered by the Company in connection  with,  arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     14.15 FORUM  SELECTION AND CONSENT TO  JURISDICTION.  ANY LITIGATION  BASED
HEREON,  OR ARISING OUT OF, UNDER,  OR IN CONNECTION  WITH THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT,  SHALL BE BROUGHT AND MAINTAINED  EXCLUSIVELY IN THE COURTS
OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN
DISTRICT  OF  ILLINOIS;  PROVIDED,  ANY SUIT  SEEKING  ENFORCEMENT  AGAINST  ANY
COLLATERAL  OR OTHER  PROPERTY  MAY BE BROUGHT,  AT THE AGENT'S  OPTION,  IN THE
COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.
THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY  SUBMITS TO THE JURISDICTION OF THE
COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES  DISTRICT COURT FOR THE
NORTHERN  DISTRICT OF ILLINOIS  FOR THE  PURPOSE OF ANY SUCH  LITIGATION  AS SET
FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY  CONSENTS TO THE SERVICE OF PROCESS
BY REGISTERED MAIL,  POSTAGE  PREPAID,  OR BY

                                       69

PERSONAL  SERVICE  WITHIN OR WITHOUT THE STATE OF ILLINOIS.  THE COMPANY  HEREBY
EXPRESSLY AND IRREVOCABLY  WAIVES,  TO THE FULLEST EXTENT  PERMITTED BY LAW, ANY
OBJECTION  IT MAY NOW OR  HEREAFTER  HAVE TO THE  LAYING  OF  VENUE  OF ANY SUCH
LITIGATION  BROUGHT IN ANY SUCH COURT  REFERRED  TO ABOVE AND ANY CLAIM THAT ANY
SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     14.16 Waiver of Jury Trial.  EACH OF THE  COMPANY,  THE AGENT AND EACH BANK
HEREBY  WAIVES  ANY  RIGHT TO A TRIAL BY JURY IN ANY  ACTION  OR  PROCEEDING  TO
ENFORCE OR DEFEND ANY RIGHTS  UNDER  THIS  AGREEMENT,  ANY NOTE,  ANY OTHER LOAN
DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH
MAY IN THE FUTURE BE  DELIVERED IN  CONNECTION  HEREWITH OR THEREWITH OR ARISING
FROM ANY BANKING RELATIONSHIP  EXISTING IN CONNECTION WITH ANY OF THE FOREGOING,
AND AGREES THAT ANY SUCH ACTION OR PROCEEDING  SHALL BE TRIED BEFORE A COURT AND
NOT BEFORE A JURY.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

                                       70

         Delivered at Chicago, Illinois, as of the day and year first above written.

                                 AGENT AND BANK:

                                 LASALLE BANK, NATIONAL ASSOCIATION, a national banking
                                 association, as Agent and as a Bank

                                 By:      /s/ Denis J. Campbell, IV.
                                    --------------------------------------------
                                 Name:    Denis J. Campbell, IV.
                                 Title:   Senior Vice President

                                 COMPANY:

                                 ENERGY WEST, INCORPORATED, a Montana corporation

                                 By:      /s/ John C. Allen
                                    --------------------------------------------
                                 Name:    John C. Allen
                                 Title:   President

                                                                Credit Agreement

                                                   EXHIBIT A to Credit Agreement

                                  FORM OF NOTE

                                                            __________,_________
$__________________                                         Chicago, Illinois

          The undersigned,  for value received,  promises to pay to the order of
______________  (the "Bank") at the  principal  office of LaSalle Bank  National
Association  (the "Agent") in Chicago,  Illinois the aggregate  unpaid amount of all Loans made to the  undersigned by the Bank pursuant to the Credit  Agreement
referred  to  below  (as  shown  on  the  schedule   attached  hereto  (and  any
continuation  thereof) or in the records of the Bank),  such principal amount to be payable on the dates set forth in the Credit Agreement.

          The  undersigned  further  promises  to pay  interest  on  the  unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full,  payable  at the  rate(s)  and at the  time(s)  set forth in the Credit
Agreement.  Payments of both  principal  and  interest  are to be made in lawful money of the United States of America.

          This Note evidences indebtedness incurred under, and is subject to the terms and  provisions of, the Credit  Agreement,  dated as of September __, 2003
(as amended, restated, supplemented or otherwise modified from time to time, the
"Credit  Agreement";  terms not  otherwise  defined  herein  are used  herein as defined in the  Credit  Agreement),  among the  undersigned,  certain  financial institutions  (including  the Bank) and the  Agent,  to which  Credit  Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

          This  Note is made  under  and  governed  by the laws of the  State of
Illinois  applicable to contracts made and to be performed  entirely within such
State.

                                     ENERGY WEST, INCORPORATED, a Montana corporation

                                     By:      _________________________
                                     Name:    _________________________
                                     Title:   _________________________

                                                                Credit Agreement

Schedule  attached  to Note dated  ___________  __,  20__ of Energy  West,  Incorporated,  payable to the order of ___________________

Date and             Date and
Amount of            Amount of
Loan or of        Repayment or of           Interest
Conversion from   Conversion into           Period/  Unpaid
another type of   another type of           Maturity          Principal         Notation
Loan              Loan                      Date              Balance           Made  by
---------------   ---------------           ---------------   ---------         --------

         1. BASE RATE LOANS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         2. LIBOR LOANS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------

                                                                Credit Agreement

                                                    EXHIBIT B to Credit Agreement

                         FORM OF COMPLIANCE CERTIFICATE

To:               LaSalle Bank National Association, as Agent

          Please refer to the Credit  Agreement  dated as of September  __, 2003
(as amended, restated, supplemented or otherwise modified from time to time, the
"Credit  Agreement")  by  and  among  Energy  West,   Incorporated,   a  Montana
corporation (the  "Company"),  various  financial  institutions and LaSalle Bank
National Association,  as agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

               I.  Reports.   Enclosed   herewith  is  a  copy  of  the  [annual
audited/quarterly/monthly]  report of the Company as at _____________, 20__ (the
"Computation  Date"),  which report fairly presents in all material respects the financial  condition  and  results of  operations  [(subject  to the  absence of footnotes  and  to  normal  year-end  adjustments)]  of  the  Company  as of the
Computation  Date and has been  prepared in  accordance  with GAAP  consistently applied.

               II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct  computation as at the  Computation
Date of the following  ratios  and/or  financial  restrictions  contained in the
Credit Agreement:

         A.       Section 10.6.2 - Minimum Interest Coverage Ratio

                  1.       EBITDA                             $________

                  2.       Interest Expense                   $________

                  3.       Ratio of (1) to (2)                 ____ to 1.00

                  4.       Minimum required                   2.00 to 1.00

         B.       Section 10.6.2 - Maximum Total Debt to Capital Ratio

                  1.       Total Debt                         $________

                  2.       Capital                            $________

                  3.       Ratio of (1) to (2)                 ____ to 1.00

                  4.       Maximum allowed                    .65 to 1.00

                                                                Credit Agreement

         C.       Section 10.6.3 - Maximum VaR and Open Positions

                  1(a).    VaR                                $_________

                  1(b). Maximum allowed                       $1,000,000.00

                  2(a).    Open Positions                     $_________

                  2(b). Maximum allowed                       $1,000,000.00

         D.       Section 10.6.6 - Capital Expenditures

         1.       Capital Expenditures for the
                  Fiscal Year                                 $__________

         2.       Maximum Permitted Capital
                  Expenditures                                $5,000,000.00

         The Company further certifies to you that no Event of Default or
Unmatured Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, 20_.

                                    ENERGY WEST, INCORPORATED, a Montana corporation

                                    By:      _________________________
                                    Name:    _________________________
                                    Title:   _________________________

                                                                Credit Agreement

                                                EXHIBIT F to Credit Agreement

                       FORM OF BORROWING BASE CERTIFICATE

To:      LaSalle Bank National Association, as Agent
         135 S. LaSalle St.
         Chicago, Illinois 60603

Ladies and Gentlemen:

          Please refer to the Credit  Agreement  dated as of September  __, 2003
(as amended, restated, supplemented or otherwise modified from time to time, the
"Credit  Agreement")  by  and  among  Energy  West,   Incorporated,   a  Montana
corporation (the  "Company"),  various  financial  institutions and LaSalle Bank
National Association, as agent. This certificate (this "Certificate"),  together with supporting  calculations  attached hereto,  is delivered to you pursuant to the terms of the Credit  Agreement.  Capitalized  terms  used but not  otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          The Company  hereby  certifies and warrants to the Agent and the Banks that at the close of business on ______________,  20__ (the "Calculation Date"), the  Borrowing  Base was  $_____________,  computed as set forth on the schedule attached hereto.

          IN WITNESS  WHEREOF,  the Company has caused  this  Certificate  to be executed and delivered by its officer  thereunto duly  authorized on ___________
__, 20__.

                                    ENERGY WEST, INCORPORATED, a Montana corporation

                                    By:      _________________________
                                    Name:    _________________________
                                    Title:   _________________________

                                                                Credit Agreement

    SCHEDULE to Borrowing Base Certificate dated as of ____________ __, 20__

1.       Gross Accounts Receivable                   $_________

2.       Less Ineligibles

         -        Agent's Lien Not Perfected         $_________
         -        Subject to other Lien              $_________
         -        Subject to Offset, etc.            $_________
         -        Account Debtor not in U.S.         $_________
         -        Sale on Approval, Sale or
              Return, Bill and Hold or
              Consignment                            $_________
         -        Over 60 days past due or
               over 90 days past invoice
               date                                  $_________
         -        Affiliate Receivables              $_________
         -        Other                              $_________
         -        Total                              $_________

3.       Eligible Accounts Receivable [Item
         1 minus Item 2]                             $_________

4.       Item 3 times 80%                            $_________

5.       Gross Inventory                             $_________

6.       Less Ineligibles
         -        Agent's Lien Not Perfected         $_________
         -        Subject to other Lien              $_________
         -        Not Salable                        $_________
         -        Located off-site and no
               Collateral Access Agreement           $_________
         -        Not located in U.S.                $_________
         -        Other                              $_________
         -        Total    $_________

7.       Eligible Inventory [Item 5 minus Item 6]    $_________

8.       Item 7 times 70%                            $_________

                                                                Credit Agreement

9.   prior to the Refinancing  Trigger Date and in no event on or after  the  Refinancing  Trigger  Date  (and,  in  the  sole discretion of Agent and the Banks,  only to the extent:  (y)
     it is subject to a perfected  Lien in favor of the Agent and
     (z) it is not  subject  to any  other  assignment,  claim or
     Lien,  other than Liens  securing only the Pari Passu Debt), eighty  percent  (80%) of the  value of:  (A) the  property, plant and equipment of the Company and its Subsidiaries,  as set forth in the Appraisal less (B) all such property, plant
     and  equipment  which  has  been  sold,  leased,   assigned,
     otherwise transferred,  lost, materially damaged,  destroyed or with  respect  to which an event has  occurred  which may give rise to the issuance of Property Loss Proceeds less (C)
     all depreciation which has been attributed to such property, plant and  equipment  after the date of the Appraisal by the
     Company,   its   Subsidiaries,   any  of  their   respective
     accountants,  agents or  representatives or any governmental authority (or which, in the reasonable  discretion of Agent,
     should have been so depreciated)                $_________

10.      Borrowing Base
         [Item 4 plus Item 8 plus Item 9]            $_________

11.      Lesser of Item 10 and
         the Commitment Amount                       $_________

12.      Outstandings                                $_________

13.      Net Availability
         [Excess of Item 11 over Item 12]            $_________

14.      Required Prepayment
         [Excess of Item 12 over Item 11]            $_________

                                                                Credit Agreement

                                                        EXHIBIT G to Credit Agreement

                          Form of Assignment Agreement

__________ __, 200[_]

          Reference is made to the Credit Agreement described in Item 2 of Annex
I annexed hereto (as amended through the date hereof,  the "Credit  Agreement").
LASALLE BANK NATIONAL ASSOCIATION, in its capacity as "Agent" for itself and all
"Banks"   (as   such   terms   are    defined   in   the   Credit    Agreement),
[______________________________],   in   its   capacity   as   "Issuing   Bank,"
[___________________________],   a   [______________]   (the  "Assignor"),   and
[___________________________],  a [_________________]  (the "Assignee"),  hereby agree as follows:

          1. All capitalized  terms used but not otherwise  defined herein or in
Annex I shall have the respective  meanings ascribed to such terms in the Credit
Agreement.

          2. The  Assignor  hereby  sells and assigns to the  Assignee,  and the
Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's  rights and obligations  under the Credit  Agreement which represents  the  percentage  interest  specified  in  Item 4 of  Annex  I of all outstanding  rights and obligations  under the Credit Agreement  relating to the facility  or  facilities  set  forth in Item 2 of Annex  I,  including,  without limitation, such interest in (i) the Assignor's respective Commitments, (ii) the
Assignor's  participation  interest in the Letters of Credit and (iii) the Loans and other  Obligations  owing to the Assignor  relating to such  facilities.  In consideration  of such purchase and  assumption  by the  Assignee,  the Assignor hereby  agrees to pay to the  Assignee  on the  Effective  Date (as such term is defined below) the amount set forth in Item 5 of Annex I. After giving effect to such sale and assignment, the respective Commitments of the Assignee, the amount of the Loans owing to the Assignee and the Assignee's  participation interest in the Letters of Credit will be as set forth in Item 4 of Annex I.

          3. The Assignor (i)  represents  and warrants that it is the legal and beneficial  owner of the interest  being  assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or
warranty  and  assumes  no  responsibility   with  respect  to  any  statements,
warranties or representations made in or in connection with the Credit Agreement of the execution, legality, validity, enforceability,  genuineness,  sufficiency or value of the Credit Agreement, the Notes or any other document,  agreement or instrument  furnished  pursuant  thereto;  and (iii) makes no  representation or warranty and assumes no responsibility  with respect to the financial  condition of the Companies or the performance or observance by the Companies of any of the
Companies'  obligations  under  the  Credit  Agreement,  the  Notes or any other agreement, document or instrument furnished pursuant thereto.

          4.  The  Assignee  (i)  represents  that  it is  either  (A) a  Person organized under the laws of the United States or a state thereof or (B) if it is a Person  organized  under the laws of any  jurisdiction  other  than the United
States or any state thereof (a "Foreign  Lender"),  the information set forth in the documents  delivered  pursuant to clause (vii) of this Section 4 is true and correct as of the date  hereof;  (ii)  confirms  that it is either a  commercial lender,  other  financial  institution or  "accredited  investor" (as defined in
Regulation D promulgated  under the  Securities  Act of 1933,

as amended)  which  makes loans or  purchases  notes in the  ordinary  course of business and that it will make all Loans under the Credit  Agreement  solely for its own account in the ordinary course of business and not with a view to or for sale in connection with any distribution of the Notes;  provided,  however, that
(x) the Assignee  shall not be deemed to have  breached this  representation  by making  assignments  or  granting  participations  as  permitted  in the  Credit
Agreement and (y) the  disposition of the Notes,  or other evidence of debt held by the  Assignee  shall at all  times be within  its  exclusive  control;  (iii)
confirms  that it has  received a copy of the Credit  Agreement,  together  with copies of the financial  statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this  Assignment  and Assumption  Agreement;  (iv) agrees that it will  independently and without reliance upon the Agent, the Assignor or any other  Bank and based on such  documents  and  information  as it shall deem appropriate at the time,  continue to make its own credit decisions in taking or not taking action under the Credit  Agreement;  (v) appoints and  authorizes the
Agent to take such  action as agent on its behalf and to  exercise  such  powers under the Credit  Agreement as are delegated to the Agent by the terms  thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the  obligations  which by the terms of the Credit  Agreement are required to be performed by it as a Bank;
and (vii) if it is a Foreign Lender, attaches two accurate and complete original signed copies of forms  prescribed by the Internal Revenue Service of the United
States  certifying  as to the  Assignee's  status for  purposes  of  determining exemption from United States  withholding  taxes with respect to all payments to be made to the Assignee under the Credit Agreement or, if applicable, such other documents as are  necessary to indicate  that such  payments are subject to such rates at a rate reduced by an applicable tax treaty.

          5. Following the execution of this Assignment and Assumption Agreement by the  Assignor  and the  Assignee,  it  will be  delivered  to the  Agent  for acceptance  and  recording by the Agent in the Register.  The effective  date of this  Assignment  and  Assumption  Agreement  shall be the date of execution and delivery hereof to the Agent by the Assignor and the Assignee  unless  otherwise specified on Item 6 of Annex I hereto (the "Effective Date").

          6.  Upon  such  acceptance  and  recording  by  the  Agent,  as of the
Effective  Date, (i) the Assignee shall be a party to the Credit  Agreement and, to the extent  provided in this  Assignment and Assumption  Agreement,  have the rights and  obligations of a Bank thereunder and (ii) the Assignor shall, to the extent  provided in this  Assignment  and Assumption  Agreement,  relinquish its rights and be released from its obligations under the Credit Agreement.

          7. Upon such acceptance and recording by the Agent, from and after the
Effective Date, the Agent shall make all payments under the Credit  Agreement in respect of the interest  assigned hereby  (including,  without  limitation,  all payments of principal,  interest and fees (if applicable)  with respect thereto)
to the Assignee. Upon the Effective Date, the Assignee shall pay to the Assignor the principal  amount of any outstanding  Loans under the Credit Agreement which are being assigned  hereunder,  net of any closing  costs.  The Assignor and the
Assignee  shall make all  appropriate  adjustments  in payments under the Credit
Agreement for periods prior to the Effective Date directly between themselves on the Effective Date.

          8. This Assignment and Assumption  Agreement shall be governed by, and construed in accordance  with, the internal laws (as opposed to conflict of laws provisions) of the

State of Illinois.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Assumption Agreement and Annex I hereto be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            [___________________], as Assignor

                                            By:      ______________________________
                                            Name:    ______________________________
                                            Title:   ______________________________

                                            [____________________], as Assignee

                                            By:      ______________________________
                                            Name:    ______________________________
                                            Title:   ______________________________

Accepted:

LASALLE BANK NATIONAL ASSOCIATION,
as Agent and [as Issuing Bank]

By:      ______________________________
Name:    ______________________________
Title:   ______________________________

Consented  and  Agreed  [to the  extent  required  under the terms of the Credit
Agreement]

ENERGY WEST, INCORPORATED, a Montana corporation

By:      ___________________________
Name:    ___________________________
Title:   ___________________________

                                     ANNEX I

     1. The Company: Energy West, Incorporated

     2. Name and Date of Credit Agreement: Credit Agreement dated as of September __,
                                           2003 by and among the Company, each of the
                                           financial institutions from time to time parties
                                           thereto, and LaSalle Bank National Association, as
                                           Agent

3.       Date of Assignment Agreement:      ___________ __, 200[_]

Commitments and Assignments:

         Assignor's Aggregate Commitments
           Prior to Assignment:                                              $______________
         Amount Assigned                                                     $______________
         Assignor's Revised Commitment                                       $______________

         Assignor's Percentage of
           Aggregate Commitments Prior to
           Assignment                                                        _______%
         Percentage Assigned                                                 _______%
         Percentage Remaining                                                _______%

         Commitment Amount
          Prior to Assignment                                                $___________
                                                                             ($__________Loan outstanding)

         Amount Assigned                                                     $___________
                                                                             ($__________Loan outstanding)

         Assignor's Revised Commitment                                       $___________
                                                                             ($__________Loan outstanding)

         Percentage of Commitment Amount Prior to Assignment                 _______%

                                                                             (as a percentage of Commitment Amount)
         Percentage Assigned                                                 _______%
         Percentage Remaining                                                _______%

         5. Assignee's Purchase Amounts:

         a.  Revolving Loans                              $____________

         b.   Closing Fees                                $_____________
         TOTAL:                                           $______________

         Effective Date:                                  __________ __, _______

         7. Notice and Payment Instructions: ASSIGNOR:
         Payment                                          Notice
         -------                                          ------
         ABA#:                                            [Address]
         [Bank]
         Acct#:
         Acct:                                            Attention:
         Reference:                                       Telephone:
                                                          Facsimile:
                                                          Reference:

         ASSIGNEE:
         Payment                                          Notice
         -------                                          ------
         ABA#:                                            [Address]
         [Bank]
         Acct#:
         Acct:                                            Attention:
         Reference:                                       Telephone:
                                                          Facsimile:
                                                          Reference:

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

Accepted and Agreed:

[________________], as Assignor             [_________________], as Assignee

         By:_________________________ By:____________________________
         Name:______________________  Name:_________________________
         Title:______________________ Title:__________________________